Exhibit 99.1

OFFICE OF THRIFT SUPERVISION

WASHINGTON, D.C.  20552

FORM 10-KSB

☒ ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: December 31, 2002

☐ TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

OTS file number:  8149

AMERICAN BANK
(Name of small business issuer as specified in its charter)

United States	52-1289815
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1211 Plum Orchard Drive, Suite 300 Silver, Spring Maryland 20904	20904
(Address of principal executive offices)	(Zip Code)

(301) 572-3740
(Issuer’s Telephone Number, Including Area Code)

Securities registered under Section 12(b) of the Exchange Act:  None

Securities registered under Section 12(g) of the Exchange Act:  None

Check whether the issuer:  (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes:  ☐  No:  ☒

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.  ☒

State issuer’s revenue for its most recent fiscal year:  $13,399,340.

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity as of January 10, 2003:  $      11,311,998

APPLICABLE ONLY TO CORPORATE REGISTRANTS

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date:  As of January 10, 2003:  2,084,354 shares of common stock, par value $1.00 per share

DOCUMENTS INCORPORATED BY REFERENCE

The following documents are incorporated by reference into this Report as indicated:

None.

Transitional Small Business Disclosure Format:  Yes:  ☐    No:  ☒

PART I

SELECTED CONSOLIDATED FINANCIAL AND OTHER INFORMATION

The following table sets forth certain selected consolidated financial and other information of American Bank (“American Bank” or the “Bank”) as of and for each of the dates indicated.  Such selected consolidated financial and other information is derived from the Bank’s historical consolidated financial statements and should be read in conjunction with, and is qualified in its entirety by, “Management’s Discussion and Analysis” and the Bank’s consolidated financial statements and the notes thereto, which are included in the Bank’s Annual Report to Shareholders filed as Exhibit 13 to this report.

	At or For the Year Ended December 31,
	2002	2001	2000	1999	1998
Operating Data:

Net interest income	5,078,851	$4,251,164	$3,776,807	$3,512,682	$2,994,620
Provision for loan losses	291,218	460,966	117,809	201,706	114,705
Net interest income after provision for loan losses	4,787,633	3,790,198	3,658,998	3,310,976	2,879,915
Other income	3,026,534	2,159,462	1,255,565	916,081	126,837
Non-interest expenses	6,126,369	4,553,430	3,934,984	2,938,177	1,971,015
Income before income taxes	1,687,798	1,396,230	979,579	1,288,880	1,035,737
Provision for income taxes	648,600	531,227	377,350	297,174	107
Net income	$1,039,198	$865,003	$602,229	$991,706	$1,035,630
Net income per share (basic)	$0.50	$0.42	$0.29	$0.47	$0.68
Net income per share (diluted)	$0.48	$0.41	$0. 29	$0.47	$0.68

Balance Sheet Data:
Total assets	$179,742,213	$154,268,937	$134,171,533	$107,719,956	$88,575,609
Loans Receivable, net	109,270,991	97,286,030	91,953,306	67,800,977	56,134,354
Deposit accounts	125,476.021	104,353,094	83,517,366	67,343,907	65,848,854
Total borrowed funds	33,075,000	29,090,000	33,500,000	26,080,000	10,000,000
Total stockholders’ equity	14,991,514	14,194,676	13,344,904	12,582,606	11,812,812

Selected Ratios:
Return on average assets	0.63%	0.58%	0.50%	1.04%	1.29%
Return on average equity	7.11	6.25	4.60	8.04	11.79
Average equity capital to average total assets	8.79	9.22	10.87	12.89	10.91

Allowance for loan losses as a percentage of average net loans	0.85	0.89	0.90	1.12	1.59

Nonperforming loans as a percentage of net loans	1.18	0.82	1.39	2.27	3.83
Net charge-offs (recoveries) as a percentage of average net loans	0.23	0.16	0.11	0.46	0.30
Net interest margin	3.18	2.98	3.30	3.86	3.84

Capital Ratios:
Tangible	8.32%	9.20%	9.95%	11.68%	13.34%
Core	8.32	9.20	9.95	11.68	13.34
Risk-based	13.89	16.10	17.65	23.29	26.62

Item 1.    Description of Business

General

American Bank is a federally chartered savings bank headquartered in Silver Spring, Maryland.  American Bank operates four full-service branch offices, three in Maryland and one in Washington, DC.  Two of the branches are located in Superfresh Supermarkets in Silver Spring, Maryland and Ellicott City, Maryland, respectively.  American Bank also operates a loan production/leasing office in Charlotte, North Carolina.  Deposits in the Bank are insured to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”).  As of December 31, 2002, the Bank had 56 employees, 51 of whom work full time.

Since 1983, American Bank has focused on community banking in the D.C. metropolitan area.  American Bank seeks to provide its community with a strong, committed local savings bank to handle customer’s needs, at a time when larger regional and national banks in the D.C. metropolitan area have created increased customer dissatisfaction through their continued expansion.  American Bank is committed to serving its local customer and believes it is well positioned to assist local customers through its network of local branches and strong, committed staff and lending officers.  It is the goal of American Bank to service customers with the attention of a local community bank and the technical and banking product sophistication of a major bank.

Since 1995, the Bank has focused its operations on generating funds through the solicitation of money market and other variable rate deposit products, and the origination of high credit quality residential construction financing, as well as related mortgage assets.  In December 1998, the Bank created a wholesale mortgage division which originates and sells residential mortgages for various credit quality levels, including loans known as sub-prime loans.  This new division has brought the Bank additional lending opportunities, such as permanent residential loans, which are sold in the secondary mortgage market, thereby providing the Bank with fee income and cross-selling opportunities.

In September 2000, the Bank started a wholesale marine lending program.  In February 2001, the Bank started a SBA program and increased its focus on lending to smaller commercial customers.  In October 2002, the Bank established an equipment leasing operation in North Carolina to build on American Bank’s years of residential lending activities in the Charlotte and Raleigh-Durham, North Carolina markets.

On March 21, 2003, American Bank completed its reorganization into a holding company form of ownership (the “Reorganization”).  As a result, American Bank is now a wholly owned subsidiary of American Bank Holding, Inc.  In connection with the Reorganization, each outstanding share of American Bank common stock has been converted into one share of American Bank Holdings, Inc. common stock.

Lending Activities

The Bank’s loan portfolio consists primarily of one- to four- family residential mortgage loans and residential construction loans.  The following table sets forth the composition of the Bank’s loan portfolio in dollar amounts and as a percentage of the respective portfolio at the dates indicated.

	At December 31, 2002		At December 31, 2001
	Amount	%	Amount	%

Real Estate Mortgage Loans
One to four family residential mortgage loans	$19,202.612	15%	$27,866,802	24%
Multifamily residential mortgage loans	1,615,777	1	1,657,571	2
Commercial real estate loans	18,016,556	14	12,955,617	11
Construction loans	42,655,527	32	37,131,061	32
Second mortgage loans	321,533	—	750,957	1
Land loans	12,949,846	10	10,894,847	10

Corporate secured loans	7,990,128	6	2,165,835	2
Secured commercial leases	3,976,073	3
Corporate unsecured loans	749,866	1	1,198,466	1
Marine loans	20,000,451	15	18,470,026	16
Home equity lines of credit	3,499,355	3	1,631,163	1
Other consumer loans	280,418	—	321,893	—

Total loans	131,258,142	100%	115,044,238	100%

Less: Undisbursed portion of loans in process	(20,790,854)		(16,521,084)
Deferred loan origination fees	(179,346)		(239,470)
Allowance for loan losses	(1,016,951)		(997,654)

Loans receivable, net	$109,270,991		$97,286,030

The following table shows the maturity of American Bank’s loans held for investment at December 31, 2002.  The table does not include repayments or scheduled principal amortization.

	At December 31, 2002
	One- to Four- Family Residential Mortgage	Residential Construction	Land	Other Real Estate	Commercial Business	Consumer	Total

Amounts due:
Within one year	$1,637,640	$40,437,527	$7,810,682	$480,000	$5,846,330	$76,131	$56,288,310
After one year:
One to five years	381,817	2,218,000	5,139,164	9,476,159	5,298,002	288,273	22,801,415
Five to ten years	313,575	—	9,676,174	9,676,174	1,571,735	405,933	11,967,477
Over ten years	17,191,113	—	—	—	—	23,009,827	40,200,940
Total due after one year	17,886,505	2,218,000	5,139,164	19,152,333	6,869,737	23,704,093	74,969,832

Total amounts due	19,524,145	42,655,527	12,949,846	19,632,333	12,716,067	23,780,224	131,258,142

Less:
Loans in Process (LIP)	—	16,639,753	4,151,101	—	—-	—	20,790,854
Unearned discounts premiums and deferred loan fees net	36,854	124,220	—	18,272	—	—-	179,346
Allowance for loan losses	276,893	149,294	161,873	196,324	148,915	83,652	1,016,951

Loans held for investment	19,210,398	25,742,260	8,636,872	19,417,737	12,567,152	23,696,572	109,270,991

The transactions in the allowance for loan losses during fiscal years 2002 and 2001 were as follows:

	2002	2001
Balance (beginning of year)	$997,654	$720,866
Provision charged to operations	291,218	460,966
Loans charged off	(271,921)	(184,583)
Recoveries	—	405

Balance (end of year)	$1,016,951	$997,654

Net charge-offs as a percentage of average net loans	0.23%	0.16%

The following table sets forth the composition of the Bank’s allowance for loan losses at the dates indicated.

	December 31, 2002	December 31, 2001

One to four family residential mortgage loans	$275,285	$395,980
Multifamily residential mortgage loans	16,158	16,576
Commercial real estate loans	180,166	161,945
Construction loans	149,294	129,959
Second mortgage loans	1,608	4,087
Land loans	161,873	136,186
Corporate secured loans	79,901	21,658
Secured commercial leases	59,641	—
Corporate unsecured loans	9,373	11,985
Marine loans	70,002	92,350
Home equity lines of credit	12,248	5,709
Other consumer loans	1,402	21,219
Total allowance for loan losses	$1,016,951	$997,654

The following table sets forth information regarding loans which are 90 days or more delinquent, non-accrual loans and other real estate owned.  There were no other non-performing assets except as included in the table below for the dates indicated.

	At December 31,
	2002	2001
	(Dollars in thousands)

Total non-performing loans	1,522	900
Total real estate owned, net of related allowance for loan losses	526	787
Total non-performing assets	$2,048	$1,687

At December 31, 2002 and 2001, delinquencies in American Bank’s loan portfolio were as follows:

	At December 31, 2002				At December 31, 2001
	60 - 89 Days		90 Days or More		60 - 89 Days		90 Days or More
	Number of loans	Principal balance of loans	Number of loans	Principal balance of loans	Number of loans	Principal balance of loans	Number of loans	Principal balance of loans
	(Dollars in thousands )

Real Estate Loans:
Single family	10	218	26	$1,054	6	$215	12	$848
Commercial	—	—	1	399	—	—	—	—
Commercial real estate	1	23	1	49	—	—	1	52
Consumer	9	31	6	20	—	—	—	—
Total loans	20	272	34	1,522	6	$215	13	$900
Delinquent loans to total loans		0.21%		1.18%		0.20%		0.82%

Investment Activities

The Bank, as a federally chartered savings association, has authority to invest in various types of liquid assets, including United States Treasury obligations, securities of federal agencies, certificates of deposit of federally insured banks and savings associations, bankers’ acceptances and federal funds.  Subject to various restrictions, the Bank also may invest a portion of its assets in commercial paper, corporate debt securities, and mutual funds whose assets conform to the investments that a federally chartered savings association is otherwise authorized to make directly.  The Bank also is required to maintain a minimum level of liquid assets, which is determined quarterly based on the amount of the Bank’s short-term obligations.

The following table sets forth the composition of the Bank’s investment portfolio at the dates indicated.

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value

Available for sale
2002:
Mortgage-backed securities	$16,696,354	$79,919	$34,622	$16,741,651
U.S. Government securities	1,010,950	300	—	1,011,250
Total	$17,707,304	$80,219	$34,622	$17,752,901

2001:
Mortgage-backed securities	$16,959,220	$50,476	$41,109	$16,968,587
US Government securities	257,500	1,200	—	258,700
Total	$17,216,720	$51,676	$41,109	$17,227,287
Held-to-maturity
2002:
Mortgage-backed securities	$242,036	$16,695	$—	$258,731
US Government securities	1,000,000	310	—	1,000,310
Total	$1,242,036	$17,005	$—	1,259,041
2001:
Mortgage-backed securities	$390,796	$15,932	$—	$406,728
US Government securities	4,996,773	14,353	15,820	4,995,306
Total	$5,387,569	$30,285	$15,820	$5,402,034

The following table sets forth the maturity and yield on American Bank’s investment securities and mortgaged-backed securities portfolios at December 31, 2002.

	At December 31, 2002
	Within One Year		After One But Within Five Years		After Five But Ten Years		After Ten Years
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in thousands )

U.S. Treasury and federal Agency	$—	—%	$—	—%	$1,011	6.50%	$1,000	7.00%
Mortgage-backed securities	—	—	592	5.50	94	7.00	16,298	6.36
Other securities	—	—	—	—	—	—
Total	$—	—%	$592	5.50%	$1,105	6.54%	$17,298	6.40%

Investment securities have scheduled maturities as follows at December 31, 2002:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value

Available-for sale
Less than 5 years	$597,431	—	$5,227	$592,204
After 5 years before 10 years	1,010,950	300	—	1,011,250
After 10 years	16,098,923	$79,919	29,395	16,149,447
	$17,707,304	$80,219	$34,622	$17,752,901

Held-to-maturity
After 5 years before 10 years	94,428	7,269	—	101,697
After 10 years	1,147,608	9,736	—	1,157,344
	$1,242,036	$17,005	$—	$1,259,041

There was a $160,042 gain on sale of securities recognized during the year ended December 31, 2002.  There was no gain on the sale of securities recognized during the year ended December 31, 2001.

Deposit Activity

The Bank’s lending and investing activities are predominantly funded by savings deposits and interest and principal repayments on loans and mortgage-backed securities.  The Bank offers a variety of deposit accounts having a wide range of interest rates and terms.  The Bank’s deposit accounts consist of passbook accounts, NOW (checking) accounts, money market deposit accounts and certificates of deposit.

Maturity information regarding American Bank’s deposit accounts over $100,000 is shown below.

	December 31,
	2002	2001
	(In thousands )

Three months or less	$1,337	$4,334
Over three through six months	4,345	6,918
Over six through twelve months	11,204	2,739
Over twelve months	2,683	3,101
Total time deposits of $100,000 or more	$19,569	$17,092

Regulation

The Bank, as a federal savings bank, is subject to extensive regulation, supervision and examination by the Office of Thrift Supervision (“OTS”) as its primary federal regulator.  The Bank also is subject to regulation, supervision and examination by the FDIC and as to certain matters by the Federal Reserve Board.  The Bank’s deposits are insured by the FDIC through the FDIC’s Savings Association Insurance Fund (“SAIF”).  The lending activities and other investments of the Bank must comply with various federal regulatory requirements and the Bank must periodically file reports with the OTS describing its activities and financial condition.  The Bank also is subject to certain reserve requirements promulgated by the Federal Reserve Board.  This supervision and regulation is intended primarily for the protection of depositors.  Certain of the relevant regulatory requirements are summarized below.

Capital Requirements.  OTS regulations require that savings associations maintain (i) ”core capital” in an amount not less than 4% of adjusted total assets (the “leverage ratio”), (ii) ”tangible capital” in an amount not less than 1.5% of adjusted total assets (the “tangible capital ratio”), and (iii)  risk-based capital in an amount not less than 8% of risk-weighted assets (the “risk-based ratio”).

“Core capital” generally includes common stockholders’ equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of consolidated subsidiaries, less intangible assets (other than certain nonwithdrawable accounts and qualifying supervisory goodwill).  An amount equal to 90% of the fair market value of readily marketable purchased mortgage servicing rights (“PMSRs”) and purchased credit card relationships (subject to certain conditions) also is included.  “Tangible capital” generally is defined in the same manner as core capital.  For purposes of the risk-based capital requirement, supplementary capital may be included in an amount up to 100% of core capital.  “Supplementary capital” includes, among other items, perpetual preferred stock not counted as core capital, limited life preferred stock, subordinated debt, up to 45% of net unrealized gains on readily marketable equity securities held for sale, and general loan and lease loss allowances up to 1.25% of risk-weighted assets) less certain deductions.  At December 31, 2002, the Bank had a leverage ratio of 8.32%, a tangible capital ratio of 8.32%, and a risk-based capital ratio of 13.89%.

Capital requirements higher than the generally applicable minimum requirement may be established for a particular savings association if the OTS determines that the institution’s capital was or may become inadequate in view of its particular circumstances.

The OTS capital regulations also require a thrift institution to deduct a component of capital based on its interest rate risk when calculating its total capital for purposes of determining its minimum risk-based capital requirement.  The OTS, however, has deferred implementation of this provision.  Nevertheless, the OTS has issued guidelines regarding the management of interest rate risk.  The OTS requires thrift institutions to establish and maintain Board of Directors’ approved limits on ratios involving the net present value of the institution’s existing assets, liabilities and off-balance sheet contracts (referred to as net portfolio value or “NPV”).  Financial simulations must be performed that calculate the NPV ratios (NPV divided by the present value of assets) under interest rate shock scenarios of plus or minus 100, 200 and 300 basis points.  The Bank’s level of interest rate risk is determined based primarily on the change of its NPV in the event of an interest rate shock of 200 basis points.

The OTS also requires management to assess the risks and returns associated with complex securities and financial derivatives. Before taking a significant position in any such instrument, the analysis must reflect the effect of the proposed transaction on the interest rate risk profile of the institution, including the expected change in the institution’s NPV as a result of parallel shifts in the yield curve of plus or minus 100, 200 and 300 basis points.  Complex securities and financial derivative transactions may require analysis of a wider range of scenarios.  In general, the use of financial derivatives or complex securities with high price sensitivity should be limited to transaction strategies that lower an institution’s interest rate risk, as measured by the sensitivity of the NPV to change in interest rates.

Liquidity.  Under applicable federal regulations, savings associations are required to maintain sufficient liquidity to ensure their safe and sound operation.  The OTS regulations specifically require that a savings association maintain a minimum average daily balance of liquid assets (including cash, certain time deposits, certain bankers’ acceptances, certain mortgage-related securities and mortgage loans, certain corporate debt securities and highly rated commercial paper, securities of certain mutual funds and specified United States government, state or federal agency obligations) in each calendar quarter equal to not less than 4% of the average daily balance of the savings association’s net withdrawable accounts plus short-term borrowings during the preceding quarter or the amount of the association’s net withdrawable accounts plus short-term borrowings at the end of the preceding calendar quarter.

Prompt Corrective Action. The federal banking agencies have established by regulation, for each capital measure, the levels at which an insured institution is well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, and the agencies are required to take prompt corrective action with respect to insured institutions that fall below various of these capital standards.  The degree of intervention mandated by federal legislation is tied to an insured institution’s capital category, with increasing scrutiny and more stringent restrictions being imposed as an institution’s capital declines.  Any insured institution that falls below minimum capital standards must submit a capital restoration plan.  An undercapitalized association also is generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the OTS.  An institution is not permitted to pay dividends if, as the result of the payment, it would become undercapitalized, and an undercapitalized institution is prohibited altogether from paying dividends without the prior approval of the OTS. In addition, the OTS may take any other action that it determines will better carry out the purpose of prompt corrective action initiatives.  At December 31, 2002, the Bank was classified as a “well capitalized” savings association.

Qualified Thrift Lender Requirement.  The Bank is deemed to be a “qualified thrift lender” (“QTL”) as long as its “qualified thrift investments” continue to equal or exceed 65% of its “portfolio assets” on a monthly average basis in nine out of every 12 months or it qualifies as a domestic building and loan association under the Internal Revenue Code.  Qualified thrift investments generally consist of (i) various housing related loans and investments (such as residential construction and mortgage loans, home improvement loans, mobile home loans, home equity loans and mortgage-backed securities), (ii) certain obligations of the FDIC, (iii) shares of stock issued by any FHLB, and (iv) loans for educational purposes, loans to small businesses and loans made through credit cards or credit card accounts.  In addition, the following assets may be categorized as qualified thrift investments in an amount not to exceed 20% in the aggregate of portfolio assets:  (i) 50% of the dollar amount of residential mortgage loans originated and sold within 90 days of origination; (ii) investments in securities of a service corporation that derives at least 80% of its income from residential housing finance; (iii) 200% of loans and investments made to acquire, develop or construct starter homes or homes in credit needy areas (subject to certain conditions); (iv) loans for the purchase or construction of churches, schools, nursing homes and hospitals; (v) consumer loans, other than loans for educational purposes, loans to small businesses and loans made through credit cards or credit card accounts; and (vi) shares of stock issued by Freddie Mac or Fannie Mae.  For purposes of the QTL test, the term “portfolio assets” means the savings association’s total assets minus goodwill and other intangible assets, the value of property used by the savings association to conduct its business, and liquid assets held by the savings association in an amount up to 20% of its total assets.

OTS regulations provide that any savings association that fails to meet the definition of a QTL must either convert to a national bank charter or limit its future investments and activities (including branching and payment of dividends) to those permitted for both savings associations and national banks.  In order for the Bank to exercise the powers granted to federal savings associations and maintain full access to FHLB advances, the Bank must meet the definition of a QTL.  The Bank currently qualifies as a QTL.

Loans to One Borrower Limitations.  The HOLA generally requires savings associations to comply with the loans to one borrower limitations applicable to national banks.  National banks generally may make loans to a single borrower in amounts up to 15% of their unimpaired capital and surplus, plus an additional 10% of capital and surplus for loans secured by readily marketable collateral.  The HOLA provides exceptions under which a savings association may make loans to one borrower in excess of the generally applicable national bank limits.

Capital Distributions.  An OTS rule imposes limitations on all capital distributions by savings associations (including dividends, stock repurchases and cash-out mergers).  Generally, no application or notice to the OTS would be required for the Bank to pay dividends that do not exceed, when combined with all distributions made during the calendar year, an amount equal to its net income year-to-date plus retained net income for the preceding two years, provided that the Bank would remain at least adequately capitalized following the capital distribution and would meet other specified requirements indicating that the association was well managed.  For all other capital distributions, the Bank must file an application or notice with the OTS.

Insurance of Deposits. The deposits in the Bank are insured up to $100,000 per insured depositor (as determined by law and regulation) by the FDIC and are backed by the full faith and credit of the United States government.  The deposits in the Bank are currently insured under the SAIF.  The Bank is subject to quarterly payments on semiannual insurance premium assessments for its FDIC deposit insurance.  The FDIC has implemented a risk-based deposit insurance assessment system.  Deposit insurance assessment rates currently are within a range of $0.00 to $0.27 per $100 of insured deposits, depending on the assessment risk classification assigned to each institution.  Under current FDIC assessment guidelines, the Bank expects that it will not incur any FDIC deposit insurance assessments during the next fiscal year, although the current system for making deposit insurance assessments is being reviewed by Congress and is subject to change.

The Bank is subject to assessments for the payments on the bonds issued in the late 1980’s to recapitalize the former Federal Savings and Loan Insurance Corporation.  The rate of assessment for the payments on the FICO bonds for the quarter beginning on January 1, 2003 is 1.68 basis points for SAIF-assessable deposits.

Safety and Soundness Standards.  The Bank is subject to certain standards designed to maintain the safety and soundness of individual banks and the banking system.  The OTS has prescribed safety and soundness guidelines relating to (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate exposure; (v) asset growth and quality; (vi) earnings; and (vii) compensation and benefit standards for officers, directors, employees and principal stockholders.  A federal savings association not meeting one or more of the safety and soundness guidelines may be required to file a compliance plan with the OTS.

Federal Reserve System.  Under Federal Reserve Board regulations, the Bank is required to maintain non-interest-earning reserves against its transaction accounts (primarily NOW and regular checking accounts).  The Federal Reserve Board regulations require that a reserve of 3% must be maintained against aggregate transaction accounts up to $42.8 million and 10%  against any transaction accounts in excess of that amount.  The first $5.5 million of otherwise reservable balances are exempted from the reserve requirements.  The Bank is in compliance with the foregoing requirements.  Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank’s interest-earning assets.  Congress is currently considering legislation that would permit the Federal Reserve Banks to pay interest on funds deposited with them.

Federal Home Loan Bank System.  The Bank is a member of the Federal Home Loan Bank System (the “FHLB System”).  The FHLB System consists of 12 regional Federal Home Loan Banks (“FHLB”) and provides a central credit facility primarily for member institutions.  The Bank, as a member of FHLB of Atlanta, is required to acquire and hold shares of capital stock in the FHLB of Atlanta in an amount equal to the greater of: 1.0% of the aggregate principal amount of its unpaid residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year; 5% of its FHLB of Atlanta advances outstanding; or 0.3% of its total assets.  At December 31, 2002, the Bank was in compliance with this requirement and owned $1,903,800 of FHLB of Atlanta common stock.

Advances from the FHLB of Atlanta are secured by a member’s shares of stock in the FHLB of Atlanta and certain types of mortgages and other assets.  Interest rates charged for advances vary depending upon maturity and cost of funds to the FHLB of Atlanta.  As of December 31, 2002, the limit on the Bank’s borrowing was approximately $41,104,855.  As of that date, the Bank had $33,075,000 of outstanding advances from the FHLB of Atlanta.

Transactions with Affiliates.  Transactions between the Bank and any affiliate are governed by sections 23A and 23B of the Federal Reserve Act and corresponding regulations of the OTS.  Generally, sections 23A and 23B are intended to protect insured depository institutions from suffering losses arising from transactions with non-insured affiliates, by limiting the extent to which a bank or its subsidiaries may engage in covered transactions with any one affiliate and with all affiliates of the bank in the aggregate, and requiring that such transactions be on terms that are consistent with safe and sound banking practices.

Under the Gramm-Leach-Bliley Act (“GLB Act”), all financial institutions, including the Bank, are required to adopt privacy policies, restrict the sharing of nonpublic customer data with nonaffiliated parties at the customer’s request, and establish procedures and practices to protect customer data from unauthorized access.  The Bank has developed such policies and procedures and believes it is in compliance with all privacy provisions of the GLB Act.

Legislative and Regulatory Developments.  On October 31, 2002, the Federal Reserve Board adopted a new regulation, Regulation W, effective April 1, 2003, that comprehensively implements sections 23A and 23B of the Federal Reserve Act.  This regulations will be implemented in large part by reference in the OTS regulations.  Regulation W unifies and updates staff interpretations issued over the years, incorporates several new interpretative proposals (such as to clarify when transactions with an unrelated third party will be attributed to an affiliate), and addresses new issues arising as a result of the expanded scope of nonbanking activities engaged in by banks and bank holding companies in recent years and authorized for financial holding companies under the Gramm-Leach-Bliley Act (“GLB Act”).

Under Title III of the USA PATRIOT Act, also known as the International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001, all financial institutions, including the Bank, are required to take certain measures to identify their customers, prevent money laundering, monitor certain customer transactions and report suspicious activity to U.S. law enforcement agencies, and scrutinize or prohibit altogether certain transactions of special concern.  Financial institutions also are required to respond to requests for information from federal banking regulatory agencies and law enforcement agencies concerning their customers and their transactions.  Information-sharing among financial institutions concerning terrorist or money laundering activities is encouraged by an exemption provided from the privacy provisions of the GLB Act and other laws.  The effectiveness of a financial institution in combating money laundering activities is a factor to be considered in any application submitted by the financial institution under the Bank Merger Act, which applies to the Bank.  Several regulations implementing provisions of Title III of the USA PATRIOT Act were adopted by the U.S. Secretary of the Treasury during 2002.

The Sarbanes-Oxley Act, signed into law July 30, 2002 (“SOA”), addresses, among other issues, director and officer responsibilities for proper corporate governance of publicly traded companies, including the establishment of audit committees, certification of financial statements, auditor independence and accounting standards, executive compensation, insider loans, whistleblower protection, and enhanced and timely disclosure of corporate information.  In general, SOA is intended to allow stockholders to monitor more effectively the performance of publicly traded companies and their management.  Provisions of SOA become effective from within 30 days to one year from enactment.  Effective August 29, 2002, the chief executive officer and the chief financial officer of the Company are required to certify that the Company’s quarterly and annual reports do not contain any untrue statement of a material fact.  The Securities and Exchange Commission has been delegated responsibility to enact rules to implement this and other provisions of SOA.

Item 2.    Description of Property

The Bank’s executive offices and headquarters are located at 12211 Plum Orchard Drive, Suite 300, Silver Spring, Maryland 20904, which is 9,555 square feet.  The Bank leases this office for $225,165 per year, and the lease expires on July 3, 2007 with an option to renew for an additional five years.  The Bank maintains its 2,887 square foot main office at 1700 Rockville Pike, Rockville, Maryland 20852.  The Bank leases its office for $95,271 per year, and the lease expires on June 30, 2012.  On May 1, 2000, the Bank opened a second office at 5600 Connecticut Avenue, Washington, DC 20015, which is 2,130 square feet.  The  rent for this office is $74,550 per year. On October 3, 2001, the Bank opened its third office in the Super Fresh grocery store at 12028 Cherry Hill Road, White Oak, Maryland, which is 583 square feet.  The current rent for this office is $58,300 per year. On May 16, 2002, the Bank opened its fourth office in the Super Fresh grocery store at Route 10 and North Ridge Road, Ellicott City, Maryland, which is 422 square feet.  The current rent for this office is $33,760 per year.  On August 20, 2002, the Bank opened a loan production office at 8510 McAlpine Park Drive, Charlotte, NC, which is 1,386 square feet.  The current rent for this office is $20,790 per year.  The Bank owns computers, peripheral equipment and furniture which are used for the purpose of providing data processing services and other administrative services to the Bank. As of December 31, 2002, the net book value of leasehold improvements and furniture and equipment was $1,739,298.

Item 3.    Legal Proceedings

Except as described below, other than ordinary and routine litigation incidental to the business of the Bank, the Bank is not a party to, nor is its property the subject of, any material pending legal proceedings.

The Bank is a defendant in a lawsuit relating to collection efforts.  The suit, which was filed on November 17, 1999, alleges various violations of federal law, the U.S. constitution and D.C. law.  The plaintiff, Kingsley Anyan Wutaku, seeks damages of $10,000,000.00.  However, according to the Bank, the two properties that the plaintiff alleges that he lost due to actions of the Bank were worth less than $100,000.00 in the aggregate at the time of the Bank’s foreclosures.  In September 2002, the claims were dismissed by the court.  A motion to set aside that dismissal is currently pending.  In the opinion of the Bank’s counsel, the plaintiff’s legal theories are not supported by the law, and the Bank should ultimately prevail.

Howard Little, Robin Brandt, Gary Brandt, and David Goldstein have filed an action against the Bank and other defendants, including the United States of America, in the United States District Court for the Middle District of Florida.  The claim arises out of statements allegedly made by former Bank personnel to Federal investigators in 1994.  Plaintiffs allege that as a result of these statements and others, the plaintiffs were wrongly indicted by a federal grand jury and were ultimately acquitted of the charges.  The Bank filed a motion to dismiss the plaintiffs’ claims which was denied by the court in September 2001.  The initial scheduling conference has occurred and discovery is scheduled to begin shortly.  Because of the infancy of the case, it is difficult to assess the plaintiffs’ claims as they have yet to be articulated in any detail.  The bank is currently vigorously defending the matter.

Item 4.    Submission of Matters to a Vote of Security Holders

None.

PART II

Item 5.    Market for Common Equity and Related Stockholder Matters

Prior to the Reorganization, the common stock of American Bank was traded over-the-counter on the National Association of Securities Dealers Electronic Bulletin Board under the symbol “BKMD.OB.”  As of December 31, 2002, the Bank had 2,084,354 shares of common stock outstanding held by 159 holders of record.

The Board of Directors of the Bank declared cash dividends in each of the last six quarters.  Any payment of dividends in the future will be at the sole discretion of the Bank’s Board of Directors and will depend on a variety of factors deemed relevant by the Board of Directors, including, but not limited to, the Bank’s earnings, capital requirements and financial condition.  Moreover, payment of dividends is subject to regulatory limitations imposed by the OTS, and the Bank must meet OTS capital requirements before and after the payment of any dividends.  In addition, the OTS has discretion to prohibit any otherwise permitted capital distribution on general safety and soundness grounds.

The following table sets forth the high, low and closing market price information for the common stock of the Bank for the periods indicated.

	High	Low	Close	Cash Dividends Paid
December 31, 2002	$6.90	$6.55	$6.90	$0.04
September 30, 2002	6.95	6.53	6.65	0.04
June 30, 2002	6.95	6.20	6.95	0.04
March 31, 2002	7.00	5.90	6.20	0.04

December 31, 2001	$6.75	$6.01	$6.75	$0.02
September 30, 2001	7.00	4.80	6.01	0.02
June 30, 2001	5.00	4.38	4.95	0.00
March 31, 2001	4.88	4.00	4.38	0.00

Market prices were obtained from the Bloomberg news service and the quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Item 6.    Management’s Discussion and Analysis.

This discussion and analysis includes a description of material changes which have affected the Bank’s consolidated financial condition and consolidated results of operations during the periods included in the Bank’s financial statements.

The Bank recorded net income of 1,039,198, or $.48 per diluted share, for the year ended December 31, 2002 as compared to net income of $865,003, or $.41 per diluted share, for the year ended December 31, 2001.  The increase in net income for the twelve month period was attributable primarily to the increase in net interest income and in gains recognized on the sale of mortgage loans originated for sale by the mortgage division offset by the increase in operating expenses.  The originating and subsequent sale of loans is the primary function of the mortgage division.

Financial Condition (December 31, 2002 compared to December 31, 2001)

Total assets increased by $25.5 million, or 16.5%, at December 31, 2002 compared to December 31, 2001, such increase was due primarily to an increase in cash and cash equivalents, loans receivable, net and loans held for sale.  Cash and cash equivalents increased by $7.5 million during the year ended December 31, 2002.  The increase in cash and cash equivalents was due to significant repayments of investments during the last two months of the year.  Loans receivable, net increased by $12.0 million from December 31, 2001, with an increase of loan originations from $76.3 million during 2001 to $98.4 million during the same period in 2002.  Loans held for sale increased by $7.4 million during the year ended December 31, 2002, with an increase in loans originated for resale from $88.2 million during 2001 to $132.0 million during the same period in 2002.  Investment securities decreased by $3.6 million at December 31, 2002 compared to December 31, 2001.

Nonperforming assets, net (including nonaccrual loans and real estate owned) amounted to $2.0 million at December 31, 2002 and $1.6 million at December 31, 2001.  Total nonperforming assets, net, as a percentage of total assets were 1.1% at December 31, 2002 and 1.0% at December 31, 2001.

The following table sets forth the composition of the Bank’s non-accrual loans at the dates indicated.

	December 31, 2002	December 31, 2001
Non-accrual loans:

One to four family residential mortgage loans	$1,053,424	$848,685

Commercial real estate loans	49,029	51,779

Corporate loans	399,210	—

Consumer loans	20,448	—

Total non-accrual loans	$1,522,111	$900,464

The Bank regularly reviews the assets in its loan portfolio to determine whether any require adverse classification.  On the basis of such reviews, the following assets, which include nonperforming assets, were classified at the dates indicated: substandard assets increased from $1,747,751 at December 31, 2001 to $2,083,390 at December 31, 2002, and there were no assets that were classified as doubtful or loss at December 31, 2001 and 2002.  There were specific loss reserves allocated to these assets of $60,571 and $34,801 at December 31, 2001 and December 31, 2002, respectively.

The allowance for losses on loans is established through a provision for loan losses based upon management’s evaluation of the risk inherent in the loan portfolio and changes in the nature and volume of loan activity.  Such evaluation considers, among other factors, the estimated fair value of the underlying collateral, current economic conditions and historical loan loss experience.  While management used available information in establishing the allowance for possible loan losses, further adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation.  Additions to the allowance are charged to operations; realized losses, net of recoveries, are charged to the allowance.  In addition, various regulatory agencies, as part of their examination processes, periodically review the Bank’s allowance for possible loan losses.  Management will continue to monitor and modify allowances for loan losses as conditions dictate.  Although management maintains allowances at levels that it considers adequate to provide for potential losses, there can be no assurances that such losses will not exceed the estimated amounts or that higher provisions will not be necessary in the future.  The allowance for loan losses increased by $19,297 to $1,016,951 during the year ended December 31, 2002 when compared to the same period in 2001.  The increase was primarily due to the change in the mix and the growth in the loan portfolio at December 31, 2002.

The Bank also establishes allowances for losses on real estate owned based upon their fair values.  The valuations of real estate owned properties are reviewed periodically (at least quarterly) and updated as necessary based on the Bank’s expectations of holding periods, sales activity and other changes in market conditions.  Based on available information, management believes that current loss reserves are adequate.  There can be no assurance, however, that additional loss provisions will not be necessary in the future.

The Bank had net unrealized gains of $45,597 on its investment securities available-for-sale portfolio at December 31, 2002.  The amortized cost of this portfolio was $17.7 million at that date.  There were net unrealized gains of $17,005 on its investment securities held-to-maturity portfolio as of December 31, 2002, with an amortized cost of $1.2 million at that date.  The Bank’s investment securities portfolio includes agency obligations, mortgage-backed securities, and collateralized mortgage obligations.  The Bank’s investment securities available-for-sale increased by $525,614 during the year ended December 31, 2002 due to the purchase of $30.9 million of mortgage-backed securities, collateralized mortgage obligations less the repayment of principal on mortgage-backed securities and collateralized mortgage obligations and proceeds from the sales and maturities of $16.3 million of collateralized mortgage obligations and a trust preferred security.  The investment securities held-to-maturity portfolio has decreased by $4.1 million due to the proceeds from maturing agency obligations and the repayment of principal on mortgage-backed securities.  The Bank’s total investment securities portfolio decreased by $3.6 million during 2002.

Deposits increased by $21.1 million from year-end 2001 to year-end 2002.  Certificate of Deposit accounts increased by $15.7 million, checking accounts increased by $2.4 million, statement savings accounts increased by $2.3 million and money market accounts increased by $0.8 million during that time. Deposits had an average interest rate of 2.95% at December 31, 2002.  During the year ended December 31, 2002, the Bank’s advances from the Federal Home Loan Bank increased by $4.0 million.  The Federal Home Loan Bank advances had an average interest rate of 5.45% at December 31, 2002.  Dring the year ended December 31, 2002, the Bank’s other borrowings, which were comprised of a reverse repurchase agreement, had an average amount outstanding of $1.1 million.  There were no other borrowings at December 31, 2002 and December 31, 2001.

The Bank’s stockholders’ equity increased by $796,838 to $15.0 million at December 31, 2002 compared to $14.2 million at December 31, 2001.  The increase was due to current period earnings, proceeds from the exercise of stock options, and net unrealized holding gains on investments available for sale, less the payment of cash dividends.  At December 31, 2002, the Bank was considered “well capitalized” under regulatory definitions.  The Bank’s shareholders approved a reorganization into a holding company structure at a meeting held on March 17, 2003.  As a result of the reorganization, stockholders of the Bank are now stockholders of American Bank Holdings, Inc.  Each outstanding share of American Bank common stock (other than dissenting shares) has been converted into one share of the holding company’s common stock.  Shareholders holding approximately 30% of American Bank’s common stock have indicated their intent to exercise dissenters’ rights of appraisal.  Upon completion of the transaction, the Bank will still be considered “well capitalized” under regulatory definitions.

Results Of Operations

The Bank’s operating results depend primarily on its net interest income, which is the difference between interest income on interest-earning assets (primarily loans and investment securities) and interest expense on interest-bearing liabilities (primarily deposits and borrowings).  The Bank’s operating results are also affected by its other income (primarily gain on sale of loans, collection of late fees and service charges) and its operating expenses (primarily salaries and administrative costs).

The following table sets forth certain information relating to the Bank’s average interest-earning assets and interest-bearing liabilities and reflects the average yield on assets and the average cost of liabilities for the periods indicated.  Non-accrual loans are included in the loans category.

	December 31, 2002			December 31, 2001
	Average Balance	Interest	Interest Rate	Average Balance	Interest	Interest Rate
Interest-earning assets:
Loans	$119,151,848	$8,501,805	7.14%	$112,176,126	$9,510,958	8.48%
Investment and mortgage-backed securities	29,110,656	1,699,207	5.84	23,695,143	1,513,038	6.39
Other	11,645,248	171,794	1.48	6,581,245	248,812	3.78
Total interest-earning assets	$159,907,752	$10,372,806	6.49	$142,452,514	$11,272,808	7.91

Interest-bearing liabilities:
Deposits	$107,848,138	$3,470,934	3.22	$100,807,795	$5,336,052	5.29
FHLB advances & other borrowings	36,664,193	1,823,021	4.97	29,143,333	1,685,592	5.78
Total interest-bearing liabilities	$144,512,331	$5,293,955	3.66	$129,951,128	$7,021,644	5.40

Average interest rate spread			2.82			2.51

Net interest margin			3.18			2.98

The following table allocates the period-to-period changes in the Bank’s various categories of interest income and interest expense between the changes due to changes in volume (calculated by multiplying the change in average volume of the related interest-earning asset or interest-bearing liability category by the prior year’s rate) and changes due to changes in rate (change in rate multiplied by prior year’s volume).  Changes due to changes in rate-volume (change in rate multiplied by changes in volume) have been allocated proportionately between changes in volume and changes in rate.

	Year Ended December 31, 2002 v. 2001
	Rate	Volume	Rate/Volume	Total
Loans	$(1,506,890)	$591,443	$(93,707)	$(1,009,153)

Investment securities	(129,938)	345,804	(29,697)	186,169
Other	(151,724)	191,451	(116,745)	(77,018)
Total interest earning assets	$(1,788,551)	$1,128,698	$(240,149)	$(900,002)

Deposits	(2,091,701)	372,666	(146,083)	(1,865,118)
FHLB advances & other borrowings	$(236,524)	$434,991	$(61,038)	$137,429

Total interest - bearing liabilities	$(2,328,225)	$807,657	$(207,121)	$(1,727,689)

Net	$539,674	$321,041	$(33,028)	$827,687

General.  The Bank recorded net income of $1,039,198, or $.48 per diluted share, for the year ended December 31, 2002 as compared to net income of $865,003, or $.41 per diluted share, for the year ended December 31, 2001.  The increase in net income for the twelve month period was attributable primarily to the increase in net interest income and in gains recognized on the sale of mortgage loans originated for sale by the mortgage division offset by the increase in operating expenses.  The originating and subsequent sale of loans is the primary function of the mortgage division.

Net interest income, after provision for loan losses, increased by $997,435 when compared to 2001.  Other income increased by $867,072 and operating expenses increased $1,572,939 during the year ended December 31, 2002 compared to the same period in 2001.  The increase in other income was primarily due to an increase in gains on sale of loans.  The increase in operating expenses was primarily due to the increase in compensation & employee benefit expenses, occupancy costs and data processing costs.

Net interest income.  The Bank’s net interest income, before provision for loan losses, increased by $827,687 to $5.1 million during the year ended December 31, 2002 as compared to $4.3 million during 2001.  The increase was  primarily due to the increase in average volume of interest-earning assets and an increase in average interest rate spread of 31 basis points.  Average interest-earning assets increased by $17.5 million when compared to the same period in 2001.  Average loans outstanding for the year ended December 31, 2002 increased by $7.0 million when compared to the same period in 2001.  The Bank is asset sensitive, with assets repricing more quickly than liabilities in response to changes in interest rates.  As a result, the Bank’s net interest margin tends to compress, and growth in net interest income tends to slow in a falling interest rate environment.  However, the Banks’ net interest margin tends to increase over time if the interest rates remain flat because this allows time for the liabilities to reprice downward.

Provision for Loan Losses.  The Bank’s provision for loan losses decreased by $169,748 to $291,218 during 2002 compared to $469,966 during 2001.  The decrease was due to the Bank providing less reserves in the current year based on the periodic reviews of the underlying collateral securing the loans.  Total loan loss reserves as a percentage of average net loans were 0.85% at December 31, 2002 and 0.89% at December 31, 2001.

Other Income.  The Bank’s other non-interest income increased $867,072 to $3,026,534 during 2002 compared to $2,159,462 during the same period in 2001.  The increase was due to gains recognized on the sale of loans held-for-sale from the mortgage division, gains recognized on the sale of investment securities available for sale and additional deposit service charges.  The Bank’s core deposit base has increased due to the expansion of the branch locations which is causing more opportunities to collect deposit related service charges.

Operating Expense.  The Bank’s operating expenses increased by $1,572,939 to $6,126,369 during 2002 compared to $4,553,430 during 2001.  The increase in operating expenses was primarily due to the increase in compensation & employee benefit expenses, occupancy expenses, legal expenses and data processing expenses.  The increase in compensation & employee benefit expenses was primarily due to more commissions paid to loan officers in the mortgage division, which correlates to the increase in gains from the sale of loans, and additional staff hired as the Bank expands.  The increase in occupancy expenses is primarily due to additional branch location and new headquarters for the Bank and moving expenses related to the relocating of our headquarters.  Legal expenses increased due to the costs related to the first quarter proxy contest and the formation of the holding company.  Data processing expenses increased due to additional volume and expenses related to our conversion to a different data processing system.

Forward-Looking Statements

Certain statements in Management’s Discussion and Analysis are forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  Actual results, performance or developments may differ materially from those expressed or implied by such forward-looking statements as a result of market uncertainties and other factors related to the Bank’s businesses.  The financial services market generally, and the market for the Bank’s products and services specifically, is characterized by a high degree of competition and rapidly changing local, national and global market, financial and economic conditions.  Such developments, as well as unforeseen developments in the financial services industry, could have an adverse impact on the Bank’s financial position and results of operations.

Item 7.    Financial Statements

Anderson Associates, LLP

Certified Public Accountants

7621 Fitch Lane

Baltimore, Maryland 21236

410-882-8050

INDEPENDENT AUDITOR'S REPORT

The Board of Directors

American Bank

Silver Spring, Maryland

We have audited the accompanying consolidated statements of financial condition of American Bank and Subsidairies as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the two year period ended December 31, 2002.  These consolidated financial statements are the responsibilty of the Bank's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinoin, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Bank and Subsidiaries as of December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the two years in the two year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Anderson Associates LLP

March 20, 2003

Baltimore, Maryland

AMERICAN BANK

AND SUBSIDIARIES

Rockville, Maryland

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2002	2001
ASSETS

Cash	$3,008,288	$4,610,779

Interest bearing deposits in other banks	18,799,221	9,825,157

Federal funds sold	1,002,000	856,000

Investment securities, available for sale (Note 2)	17,752,901	17,227,287

Investment securities, held to maturity (Note 2)	1,242,036	5,387,569

Loans receivable, net (Note 3)	109,270,991	97,286,030

Loans held for sale	19,962,092	12,524,227

Foreclosed real estate, net (Note 4)	526,478	786,716

Accrued interest receivable, net	776,358	626,925

Premises and equipment, net (Note 5)	1,739,298	754,932

Federal Home Loan Bank of Atlanta stock, at cost (Note 6)	1,903,800	1,604,500

Income tax refund receivables	186,630	99,096

Deferred income taxes, net (Note 11)	545,307	522,668

Cash surrender value of life insurance	2,365,324	1,605,924

Other assets	661,489	551,127

Total assets	$179,742,213	$154,268,937

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Checks outstanding in excess of Bank balances	$12,584	$20,588

Deposits (Note 7)	125,476,021	104,353,094

Official checks	4,965,878	4,422,856

Advances from the Federal Home Loan Bank (Note 8)	33,075,000	29,090,000

Advance payments by borrowers for taxes and insurance	280,076	244,347

Accrued expenses and other liabilities	941,140	1,943,376

Total liabilities	164,750,699	140,074,261

Commitments and contingencies (Note 3, 8, 9, 10, 15, 16 and 21)

Stockholders’ Equity (Note 12, 13, 14, and 21)

Preferred stock, par value $1 per share, authorized 10,000,000 shares, no shares issued and outstanding in 2002 and 2001	$—	$—

Common stock, par value $1 per share, authorized 10,000,000 shares, issued and outstanding 2,084,354 shares in 2002 and 1,969,531 shares in 2001	2,084,354	1,969,531

Additional paid-in capital	9,020,355	8,460,130

Retained earnings - substantially restricted	3,858,817	3,758,528

Accumulated other comprehensive income	27,988	6,487

Total stockholders’ equity	14,991,514	14,194,676

Total liabilities and stockholders’ equity	$179,742,213	$154,268,937

The accompanying notes to consolidated financial statements are an integral part of these statements.

AMERICAN BANK

AND SUBSIDIARIES

Rockville, Maryland

CONSOLIDATED STATEMENTS OF OPERATIONS

	For Years Ended December 31,
	2002	2001

Interest Income

Interest and fees on loans (Note 3)	$8,501,805	$9,510,958

Interest and dividends on investments	1,699,207	1,513,038

Other interest income	171,794	248,812

Total interest income	10,372,806	11,272,808

Interest Expense

Interest on deposits (Note 7)	3,470,934	5,336,052

Interest on borrowings	1,823,021	1,685,592

Total interest expense	5,293,955	7,021,644

Net interest income	5,078,851	4,251,164

Provision for loan losses (Note 3)	291,218	460,966

Net interest income after provision for loan losses	4,787,633	3,790,198

Other Income

Loan service charges & late fees	129,736	115,420

Gain on sale of loans	2,554,679	1,952,491

Deposit service charges	182,077	91,551

Gain on sale of securities	160,042	—

Total other income	3,026,534	2,159,462

Non-Interest Expenses

Salaries and related expenses	3,675,653	2,762,277

Occupancy expense, net	736,095	544,392

Deposit insurance premiums	63,275	55,796

Legal and professional expenses	292,221	183,206

Data processing	431,228	250,902

Net cost of operations of foreclosed real estate	23,432	87,797

Other expenses	904,465	669,060

Total non-interest expenses	6,126,369	4,553,430

Net income before income taxes	1,687,798	1,396,230

Provision for income taxes (Note 11)	648,600	531,227

Net income	$1,039,198	$865,003

Basic Earnings Per Common Share	$0.50	$0.42

Diluted Earnings Per Common Share	$0.48	$0.41

The accompanying notes to consolidated financial statements are an integral part of these statements.

AMERICAN BANK

AND SUBSIDIARIES

Rockville, Maryland

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR YEARS ENDED DECEMBER 31, 2002 AND 2001

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance - January 1, 2001	$1,875,809	$8,155,534	$3,370,624	$(57,063)	$13,344,904

Net income for 2001			865,003

Net change in unrealized gains on available-for-sale securities, net of taxes of $39,985				63,550

Comprehensive income					928,553

Five percent stock dividend	93,722	304,596	(398,318)

Cash dividend			(78,781)		(78,781)

Balance - December 31, 2001	$1,969,531	$8,460,130	$3,758,528	$6,487	$14,194,676

Net income for 2002			1,039,198

Net change in unrealized gains on available-for-sale securities, net of taxes of $75,337				119,735

Less reclassification of gains recognized, net of taxes of $61,809				(98,234)

Comprehensive income					1,060,699

Five percent stock dividend	98,400	511,680	(610,080)

Cash dividend			(328,829)		(328,829)

Exercise of stock options	16,423	48,545			64,968

Balance - December 31, 2002	$2,084,354	$9,020,355	$3,858,817	$27,988	$14,991,514

The accompanying notes to consolidated financial statements are an integral part of these statements.

AMERICAN BANK

AND SUBSIDIARIES

Rockville, Maryland

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2002	2001
Operating Activities

Net income	$1,039,198	$865,003

Adjustments to Reconcile Net Income to Net Cash

Provided By Operating Activities

Net accretion of discounts and amortization of premiums	71,586	9,649

Gain on sale of investment securities - AFS	(160,042)	—

Provision for loan losses	291,218	460,966

Loan fees deferred	210,076	194,745

Amortization of deferred loan fees	(270,200)	(324,305)

Loans originated for resale	(132,014,784)	(88,231,754)

Gain on sale of loans	(2,554,679)	(1,952,491)

Proceeds from sales of loans originated for resale	127,131,598	82,741,246

Provision for loss on foreclosed real estate	—	49,330

Net loss (gain) on sale of foreclosed real estate	2,795	(282)

(Increase) decrease in interest receivable	(149,433)	434,211

Depreciation and amortization	215,923	182,531

(Increase) decrease in income tax refund receivable	(87,534)	28,682

Increase in deferred income taxes	(36,167)	(145,759)

Increase in other assets	(110,362)	(189,289)

(Decrease) increase in other liabilities	(1,002,236)	1,080,157

Net cash used in operating activities	$(7,423,043)	$(4,797,360)

Investing Activities

Proceeds from sales and maturities of investment securities - AFS	$16,339,449	982,500

Purchase of investment securities - AFS	(30,942,010)	(13,528,104)

Proceeds from maturing investment securities - HTM	9,000,000	18,575,000

Purchase of investment securities - HTM	(5,046,450)	(2,998,773)

Principal collected on mortgage backed securities	14,392,415	3,290,648

Principal collected on loans	86,140,235	70,109,300

Loans originated or acquired	(98,356,290)	(76,317,827)

Funds advanced on foreclosed real estate	(40,470)	—

Proceeds from the sale of foreclosed real estate	297,913	42,123

Purchases of premises and equipment	(1,200,289)	(270,462)

Purchase of stock in the Federal Home Loan Bank	(625,000)	(279,500)

Proceeds from redemption of stock in the Federal Home Loan Bank	325,700	—

Investment in life insurance policies	(759,400)	(326,791)

Net cash used by investing activities	$(10,474,197)	$(721,886)

AMERICAN BANK

AND SUBSIDIARIES

Rockville, Maryland

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2002	2001

Financing Activities

Decrease in checks outstanding in excess of bank balances	$(8,004)	$(305,572)

Increase in demand deposits, NOW accounts, savings accounts, official checks and advances by borrowers for taxes and insurance	6,026,184	24,270,170

Net increase (decrease) in certificates of deposit	15,675,494	(1,387,123)

Net proceeds from (repayments of) borrowings	3,985,000	(4,410,000)

Proceeds from exercise of stock options	64,968	—

Cash dividend	(328,829)	(78,781)

Net cash provided by financing activities	25,414,813	18,088,694

Increase in cash equivalents	7,517,573	12,569,448

Cash and cash equivalents at beginning of year	15,291,936	2,722,488

Cash and cash equivalents at end of year	$22,809,509	$15,291,936

Reconciliation of Cash and Cash Equivalents at End of Year

Cash	$3,008,288	$4,610,779

Interest bearing deposits in other banks	18,799,221	9,825,157

Federal funds	1,002,000	856,000

Cash and cash equivalents at end of year	$22,809,509	$15,291,936

Other Cash Flow Information

Interest paid	$5,335,136	$7,186,010

Income taxes paid	777,750	648,304

Net loan amount transferred to foreclosed real estate	—	647,969

Stock dividend	610,080	398,318

The accompanying notes to consolidated financial statements are an integral part of these statements.

AMERICAN BANK

AND SUBSIDIARIES

Rockville, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

Note 1:                   Summary of Significant Accounting Policies

American Bank (the “Bank”) is a federally chartered stock savings bank.  The following items comprise the significant accounting policies which the Bank and its subsidiary follow in preparing and presenting their consolidated financial statements.

A.            Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Bank and its wholly owned subsidiaries, American Savannah Land Corporation, Market Shares, LLC and American Bank Holdings, Inc.  All intercompany accounts and transactions have been eliminated in consolidation.

The Bank’s primary business activity is attracting deposits from the general public and using the proceeds for investments and loan originations.  The Bank is subject to competition from other financial institutions.  The Bank is subject to the regulations of certain federal agencies, including its primary federal regulator, the Office of Thrift Supervision (“OTS”) and undergoes periodic examinations by those regulatory authorities.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and income and expenses for the period.  Actual results could differ significantly from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loans losses, the valuation of foreclosed real estate and the valuation allowances for deferred tax assets.

B.            Investments and Mortgage Backed Securities

Management classifies all of its investments and mortgage backed securities as either held-to-maturity or available-for-sale.  Held-to-maturity securities are those securities which management has the positive intention and ability to hold to maturity and therefore carries those items at cost adjusted for amortization of discount on purchase.  Available-for-sale securities are recorded at fair value.  Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders’ equity until realized.  Amortization is computed using the level yield method over the life of the security.  Gains and losses on the sale of investments and mortgage backed securities are determined using the specific-identification method.

C.            Loans

Loans are carried at cost since the Bank has the ability and intention to hold them to maturity.

D.            Loan Origination and Commitment Fees and Discounts

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to the yield of the related loan over its contractual life.

E.             Allowance for Loan Losses

An allowance for loan losses is provided through charges to income in an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience.  The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers’ ability to pay.  Determining the amount of the allowance for loan losses requires the use of estimates and assumptions, which is permitted under generally accepted accounting principles.  Actual results could differ significantly from those estimates.  Management believes the allowance for losses on loans is adequate.  While management uses available information to estimate losses on loans, future additions to the allowances may be necessary based on changes in economic conditions.  In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowances for losses on loans.  Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.  Statement of Financial Accounting Standards (“SFAS”) No. 114, as amended by SFAS No. 118 addresses the accounting by creditors for impairment of certain loans.  It is generally applicable for all loans except large groups of smaller balance homogeneous loans that are evaluated collectively for impairment, including residential mortgage loans and consumer installment loans.  It also applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms.  SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent.  A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement.

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that collection of interest is doubtful.  When a payment is received on a loan on non-accrual status, the amount received is allocated to principal and interest in accordance with the contractual terms of the loan.

F.             Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate.  Market value is estimated based on current investors yield requirements.  Net unrealized losses are recognized in a valuation allowance by charges to income.  Gains and losses on sale of loans are determined using the specific identification method.

G.            Foreclosed Real Estate

Real estate acquired through or in the process of foreclosure is recorded at the lower of cost or fair value.  Management periodically evaluates the recoverability of the carrying value of the real estate acquired through foreclosure using estimates as described under the caption “Allowance for Loan Losses”.  In the event of a subsequent decline, management provides an additional allowance, to reduce real estate acquired through foreclosure to fair value less estimated disposal cost.  Expenses incurred on foreclosed real estate prior to disposition are charged to expense.

H.            Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization.  Depreciation and amortization are provided over the estimated useful lives of the respective assets by use of the straight-line method.  The estimated useful lives are as follows:

Furniture and equipment	5 to 10 years
Leasehold improvements	Lesser of expected life of asset or term of lease (currently 7.5 years)

I.              Income Taxes

Deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled.  Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence.

J.             Cash and Cash Equivalents

Cash, interest bearing deposits in other banks with an original maturity of less than 90 days and federal funds sold have been included in cash and cash equivalents for reporting cash flows.

K.            Stock-Based Compensation

The Bank has elected to continue the use of the “intrinsic value based method” prescribed by Accounting Principles Board (“APB”) Opinion No. 25.  Under the intrinsic value based method, compensation cost is the excess of the market price of the stock at the grant date over the amount an employee must pay to acquire the stock.

L.             Advertising Cost

Advertising cost is expensed as incurred.  For the years ended December 31, 2002 and 2001, advertising expenses were $112,451 and $136,912, respectively.

M.           Basic and Diluted Earnings Per Share

Basic Earnings Per Share (“EPS”) is computed by dividing net income by the weighted average number of common shares outstanding for the appropriate period.  Diluted EPS is computed by dividing net income by the weighted average shares outstanding as adjusted for the dilutive effect of stock options based on the “treasury stock” method.  Information relating to the calculation of net income per share of common stock is summarized for the years ended December 31, as follows:

	2002	2001

Net Income	$1,039,198	$865,003
Weighted Average Shares Outstanding basic EPS	2,074,845	2,067,931
Dilutive effect of stock options	74,951	46,282
Adjusted weighted average shares used for dilutive EPS	2,149,796	2,114,213

N.            Reclassification

Certain prior year’s amounts have been reclassified to conform to the current year’s method of presentation.

Note 2:                   Investment Securities

Investment securities are summarized as follows at December 31:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value

Available for sale

2002:

Mortgage-backed securities	$16,696,354	$79,919	$34,622	$16,741,651

US Government securities	1,010,950	300	—	1,011,250

	$17,707,304	$80,219	$34,622	$17,752,901

2001:

Mortgage-backed securities	$16,959,220	$50,476	$41,109	$16,968,587

Other securities	257,500	1,200	—	258,700

	$17,216,720	$51,676	$41,109	$17,227,287

Held-to-maturity

2002:

Mortgage-backed securities	$242,036	$16,695	—	$258,731

US Government securities	1,000,000	310	—	1,000,310

	$1,242,036	$17,005	$—	$1,259,041

2001:

Mortgage-backed securities	$390,796	$15,932	—	$406,728

US Government securities	4,996,773	14,353	15,820	4,995,306

	$5,387,569	$30,285	$15,820	$5,402,034

Investment securities have scheduled maturities as follows at December 31, 2002:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value

Available-for sale

Less than 5 years	$597,431	—	$5,227	$592,204

After 5 years before 10 years	1,010,950	300	—	1,011,250

After 10 years	16,098,923	79,919	29,395	16,149,447

	$17,707,304	$80,219	$34,622	$17,752,901

Held-to-maturity

After 5 years before 10 years	94,428	7,269	—	101,697

After 10 years	1,147,608	9,736	—	1,157,344

	$1,242,036	$17,005	$—	$1,259,041

The Bank had proceeds of $16,339,449 from sales of investment securities and recognized $160,042 of gross gains and no gross losses on sale of securities recognized during the year ended December 31, 2002.  No gains or losses were realized during the year ended December 31, 2001.

Note 3:                   Loans Receivable

A summary of loans receivable at December 31, 2002 and 2001 follows:

	2002	2001

Real Estate Mortgage Loans

One to four family residential mortgage loans	$19,202,612	$27,866,802

Multifamily residential mortgage loans	1,615,777	1,657,571

Commercial real estate loans	18,016,556	12,955,617

Construction loans	42,655,527	37,131,061

Second mortgage loans	321,533	750,957

Land loans	12,949,846	10,894,847

Corporate Loans

Secured corporate loans	7,990,128	2,165,835

Secured commercial leases	3,976,073	—

Unsecured corporate loans	749,866	1,198,466

Consumer Loans

Marine loans	20,000,451	18,470,026

Home equity lines of credit	3,499,355	1,631,163

Other consumer loans	280,418	321,893

	131,258,142	115,044,238

Undisbursed portion of loans in process	(20,790,854)	(16,521,084)

Deferred loan origination fees	(179,346)	(239,470)

Allowance for loan losses	(1,016,951)	(997,654)

Net loans receivable	$109,270,991	$97,286,030

Transactions in the allowance for loan losses during 2002 and 2001 were as follows:

	2002	2001

Balance, beginning of year	$997,654	$720,866

Provision charged to operations	291,218	460,966

Loans charged off	(271,921)	(184,583)

Recoveries	—	405

Balance, end of year	$1,016,951	$997,654

Residential lending is generally considered to involve less risk than other forms of lending, although payment experience on these loans is dependent to some extent on economic and market conditions in the Bank’s lending area. Multifamily residential, commercial, construction and other loan repayments are generally dependent on the operations of the related properties or the financial condition of its borrower or guarantor.  Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the regional economy.

A substantial amount of the Bank’s loans receivable are mortgage loans secured by residential and commercial real estate properties located in the State of Maryland, Virginia and the District of Columbia.  Loans are extended only after evaluation by management of customers’ creditworthiness and other relevant factors on a case-by-case basis.  The Bank generally does not lend more than 90% of the appraised value of a property and requires private mortgage insurance on residential mortgages with loan-to-value ratios in excess of 80%.  In addition, the Bank generally obtains personal guarantees of repayment from borrowers and/or others for multifamily residential, commercial and construction loans and disburses the proceeds of construction and similar loans only as work progresses on the related projects.  The Bank generally does not lend more than 80% of purchase price or appraised value on the marine loans.

A loan is considered impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement.  There were no impaired loans during the years ended December 31, 2002 and December 31, 2001.

Non-accrual loans that are not subject to SFAS No. 114 for which interest has been reduced totaled approximately $1,522,111 and $900,464 at December 31, 2002 and 2001, respectively.  The Bank was not committed to fund additional amounts on these loans at December 31, 2002.

Interest income that would have been recorded under the original terms of such loans and the interest income actually recognized for the years ended December 31, are summarized below:

	2002	2001

Interest income that would have been recorded	$324,583	$222,338

Interest income recognized	94,403	42,717

Interest income not recognized	$230,180	$179,621

The Bank services loans for others.  The amount of such loans serviced is $5,415,334 and $4,695,905 at December 31, 2002 and 2001, respectively.  Custodial escrow balances maintained in connection with these loans were approximately $602 and $475 at December 31, 2002 and 2001, respectively.

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers.  These financial instruments are limited to commitments to originate mortgage loans and involve to varying degrees elements of credit risk in excess of the amount recognized in the statement of financial position.  The contract amounts of these instruments express the extent of involvement the Bank has in each class of financial instruments.

The Bank’s exposure to credit loss from non-performance by the other party to the above mentioned financial instruments is represented by the contractual amount of those instruments.  The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

At December 31, 2002, the Bank had outstanding commitments to originate construction loans of $2,560,000.  Commitments for adjustable rate loans totaled $2,560,000 with rates of prime plus 0.5%.  At  December 31, 2001, the Bank had outstanding commitments to originate mortgage loans of $3,250,000 and non-mortgage loans of $2,356,516.  Commitments for adjustable rate loans totaled $3,400,000 with rates of prime plus 0.5% to prime plus 2.5% and commitments for fixed rate loans totaled $2,206,516 with rates of  6.50% to 9.50%.

Financial Instruments Whose Contract Amounts Represent Credit Risk	Contract Amount At December 31, 2002

Loan commitments	$2,560,000

Unused lines of credit	1,669,303

Letters of credit	1,071,581

Lines of credit are loan commitments to individuals and companies and have fixed expiration dates as long as there is no violation of any condition established in the contract.  Standby letters of credit are conditional commitments issued by the Bank guaranteeing performance by a customer to various municipalities.  These guarantees are issued primarily to support performance arrangements, limited to real estate transactions.  The Bank evaluates each customer’s credit worthiness on a case-by-case basis.

The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers.  No amount has been recognized in the statement of financial condition at December 31, 2002 as a liability for credit loss.

Note 4:                   Foreclosed Real Estate

Real estate acquired through foreclosure consists primarily of residential property, land and income producing commercial property.  A summary of real estate acquired through foreclosure at December 31, 2002  and 2001 follows:

	2002	2001

Real estate acquired through foreclosure, at fair value at date of foreclosure	$561,279	$847,287

Allowance for losses	(34,801)	(60,571)

	$526,478	$786,716

Transactions in the allowance for foreclosed real estate losses during 2002 and 2001 were as follows:

	2002	2001

Balance, beginning of year	$60,571	$11,241

Provision for loss on foreclosed real estate	—	49,330

Charge-offs	25,770	—

Balance, end of year	$34,801	$60,571

There were no provisions for loss on foreclosed real estate for the year ended December 31, 2002.

Note 5:                   Premises and Equipment

A summary of premises and equipment at December 31, 2002 and 2001 follows:

	2002	2001

Furniture and equipment	$1,982,522	$1,178,743

Leasehold improvements	952,642	662,986

	2,935,164	1,841,729

Less - accumulated depreciation and amortization	(1,195,866)	(1,086,797)

	$1,739,298	$754,932

Depreciation and amortization expense for the years ended December 31, 2002 and 2001 totaled $215,923 and $182,531, respectively.

Note 6:                   Investment in Federal Home Loan Bank of Atlanta Stock

The Bank is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta (“FHLB”) in an amount not less than 1% of the unpaid principal balances of the Bank’s residential mortgage loans, home purchase contracts, and similar obligations at the beginning of each year, or 5% of its outstanding advances from the FHLB or 0.3% of its total assets, whichever is greater.  Purchases and sales of stock are made directly with the FHLB at par value.

Note 7:                   Deposits

A summary of deposits at December 31, 2002 and 2001 are as follows:

	2002	Weighted Average Interest Rate	2001	Weighted Average Interest Rate

Statement savings	$3,643,119	2.38%	$1,335,630	3.40%

NOW & Business accounts	9,322,172	0.83	6,943,241	1.40

Money market deposits	30,228,922	2.48	29,467,909	3.51

Certificates of Deposit		3.39		4.74

Under $100,000	62,712,452		49,514,330

$100,000 and over	19,569,356		17,091,984

	$125,476,021		$104,353,094

The certificates of deposit mature as follows:

2003	$65,103,237

2004	10,972,631

2005	5,991,204

2006	164,621

2007	50,115

$82,281,808

Deposits in the Bank are insured to applicable limits by the Savings Association Insurance Fund of Federal Deposit Insurance Corporation (“FDIC”).

Interest expense on deposits by type for the years ended December 31, 2002 and 2001 was as follows:

	2002	2001

Statement savings	$55,507	$30,166

NOW savings	104,862	93,374

Money market deposits	788,950	796,807

Certificates of deposit	2,521,615	4,415,705

	$3,470,934	$5,336,052

Interest forfeitures by customers due to early withdrawals on certificates of deposit are credited to interest expense on savings accounts in the statements of operations.  Such amounts totaled approximately $4,116 and $5,012 during the years ended December 31, 2002 and 2001, respectively.

Note 8:                   Advances From The Federal Home Loan Bank

Advances from the FHLB of Atlanta were $33,075,000 at December 31, 2002.  These advances consist of $18,500,000 advances that have fixed maturity dates with call options by the FHLB of Atlanta, one $5,000,000 advance that has a fixed interest rate of 5.40% with a maturity date of January 8, 2004, one $5,000,000 advance that has a fixed interest rate of 4.79% with a maturity date of April 7, 2003, one $2,500,000 advance that has a fixed interest rate of 3.04% with a maturity date of April 10, 2003, one $1,500,000 advance that has a fixed interest rate of 3.83% with a maturity date of April 29, 2004 and one $575,000 advance that has a fixed interest rate of 3.82% with a maturity date of May 8, 2004.  The advances that have fixed maturity dates with call options by the FHLB of Atlanta are as follows:

•  $5,000,000 advance has a maturity date of March 2010 with a quarterly call feature beginning in March 2003.  This advance is at a fixed interest rate of 5.71% and the FHLB of Atlanta can convert the advance to a three (3) month LIBOR-based floating rate advance at any of the quarterly call dates.

•  $5,000,000 advance has a maturity date of February 2010 with a quarterly call feature beginning in February 2003.  This advance is at a fixed interest rate of 5.85% and the FHLB of Atlanta can convert the advance to a three (3) month LIBOR-based floating rate advance at any of the quarterly call dates.

•  $5,000,000 advance has a maturity date of June 2008 with a one-time call feature in June 2003.  This advance is at a fixed interest rate of 5.51% and the FHLB of Atlanta can convert the advance in June 2003 to a three (3) month LIBOR-based floating rate advance.

•  $3,500,000 advance has a maturity date of November 2010 with a quarterly call feature beginning in February 2003.  This advance is at a fixed interest rate of 5.62% and the FHLB of Atlanta can convert the advance to a three (3) month LIBOR-based floating rate advance at any of the quarterly call dates.

The maximum amount of FHLB advances outstanding at any month-end during the year ended December 31, 2002 was $44,590,000.  The average amount of outstanding advances for the year ended December 31, 2002 was $35,517,959.  The weighted average interest rate on these advances during the year ended December 31, 2002 was 5.02%.

Advances from the FHLB of Atlanta were $29,090,000 at December 31, 2001.  These advances consist of $18,500,000 advances that have fixed maturity dates with call options by the FHLB of Atlanta, one $5,000,000 advance that has a fixed interest rate of 5.40% with a maturity date of January 8, 2004, one $5,000,000 advance that has a fixed interest rate of 4.79% with a maturity date of April 7, 2003 and one $590,000 advance that has a fixed interest rate of 4.34% with a maturity date of May 2, 2002.  The advances that have fixed maturity dates with call options by the FHLB of Atlanta are as follows:

•  $5,000,000 advance has a maturity date of March 2010 with a quarterly call feature beginning in March 2002.  This advance is at a fixed interest rate of 5.71% and the FHLB of Atlanta can convert the advance to a three (3) month LIBOR-based floating rate advance at any of the quarterly call dates.

•  $5,000,000 advance has a maturity date of February 2010 with a quarterly call feature beginning in February 2002.  This advance is at a fixed interest rate of 5.85% and the FHLB of Atlanta can convert the advance to a three (3) month LIBOR-based floating rate advance at any of the quarterly call dates.

•  $5,000,000 advance has a maturity date of June 2008 with a one-time call feature in June 2003.  This advance is at a fixed interest rate of 5.51% and the FHLB of Atlanta can convert the advance in June 2003 to a three (3) month LIBOR-based floating rate advance.

•  $3,500,000 advance has a maturity date of November 2010 with a quarterly call feature beginning in November 2002.  This advance is at a fixed interest rate of 5.62% and the FHLB of Atlanta can convert the advance to a three (3) month LIBOR-based floating rate advance at any of the quarterly call dates.

The maximum amount of FHLB advances outstanding at any month-end during the year ended December 31, 2001 was $31,500,000.  The average amount of outstanding advances for the year ended December 31, 2001 was

$29,143,333.  The weighted average interest rate on these advances during the year ended December 31, 2001 was 5.76%.

At December 31, 2002, the following assets were pledged as collateral under a blanket floating lien collateral agreement to secure the advances from the FHLB of Atlanta: all stock in the FHLB; $17,091,100 book value of investment securities with a market value of $17,112,373, residential mortgage loans with aggregate principal balances of $14,148,468 and commercial mortgage loans with aggregate principal balances of $9,844,014.  The Bank is required to be a member of the Federal Home Loan Bank System and to maintain an investment in the stock of the FHLB not less than  1% of the unpaid principal balance of its residential mortgage loans, home purchase contracts, and similar obligations at the beginning of each year, or 5% of its outstanding advances from the FHLB, or 0.3% of its total assets, whichever is greater.

Note 9:                   Other Borrowed Money

The Bank enters into sales of securities under agreements to repurchase the same securities.  Adjustable rate coupon reverse repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the balance sheet.  The dollar amount of securities underlying the agreements remains in the asset accounts.  The securities underlying the agreements are book entry securities, and the broker retains possession of the securities collateralizing the reverse repurchase agreements.

The Bank did not have any other borrowed money at December 31, 2002.  The maximum amount of other borrowed money at any month-end during the year ended December 31, 2002 was $4,000,000.  The average amount of outstanding other borrowings for the year ended December 31, 2002 was $1,146,233.  The weighted average interest rate on these borrowings during the year ended December 31, 2002 was 2.49%.  At December 31, 2002, collateralized mortgage obligation securities were pledged as collateral under the reverse repurchase agreements; $1,858,240 book value of investment securities with a market value of $1,899,569.

The Bank did not have any other borrowed money at December 31, 2001.  The Bank had $7,000,000 of other borrowed money at December 31, 2000 and repaid the entire amount during the month of January 2001.  The Bank did not have any other borrowed money throughout the year ended December 31, 2001.  The average amount of outstanding other borrowings for the year ended December 31, 2001(all of which was in January 2001) was $411,290.  The weighted average interest rate on these borrowings during the year ended December 31, 2001 was 4.73%.  At December 31, 2001, U.S. Agency, collateralized mortgage obligation securities and preferred trust securities were pledged as collateral under the reverse repurchase agreements; $8,068,654 book value of investment securities with a market value of $8,063,378.

Note 10:  Contingent Liabilities

The Bank is involved in various legal actions involving routine litigation incidental to its business operation.  Management is of the opinion that their outcome will not have a significant effect on the Bank’s consolidated financial statements.

Note 11:  Income Taxes

Income taxes for the years ended December 31, 2002 and 2001 are comprised of the following:

	2002	2001

Current

Federal expense	$542,578	$581,372

State expense	142,189	95,714

	684,767	677,086

Deferred

Federal benefit	(29,612)	(119,421)

State benefit	(6,555)	(26,438)

	(36,167)	(145,859)

Total	$648,600	$531,227

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2002 and 2001 are presented below:

	2002	2001

Deferred Tax Assets:

Allowance for losses	$406,187	$408,687

Reserve for uncollected interest	127,305	108,653

Other	124,262	81,900

Total gross deferred tax assets	657,754	599,240

Deferred Tax Liabilities:

Federal Home Loan Bank of Atlanta stock dividends	72,392	72,392

Unrealized holding gains	17,708	4,180

Other	22,347	—

Total gross deferred tax liabilities	112,447	76,572

Net deferred tax assets	$545,307	$522,668

The difference between the statutory federal income tax rate and the effective income tax rate for the years ended December 31, 2002 and 2001 is shown below:

	Percent of Pretax Loss
	2002	2001

Statutory federal income tax	34.0%	34.0%

Increase (Reduction) From

State income tax net of federal income tax benefit	5.3%	3.2%

Other	(0.9% )	0.8%

	38.4%	38.0%

The Bank was allowed a special bad debt deduction at various percentages of otherwise taxable income for various years effectively through December 1, 1987.  If the amounts which qualified as deductions for federal income tax purposes prior to December 31, 1987 are later used for purposes other than to absorb loan losses, including distributions in liquidations, they will be subject to federal income tax at the then current corporate rate.  Retained earnings at December 31, 2002 and 2001 include $1,182,812, for which no provision for federal income tax has been provided.  The unrecorded deferred income tax liability on the above amount was approximately $456,802.

Note 12: Deferred Compensation Agreement

The Bank has a deferred compensation agreement with all of its present directors.  Under the agreement the directors’ deferred compensation will be paid from the proceeds in excess of cash value of a split dollar whole life insurance policy.  The cost of the insurance is charged to operations as incurred.  The expense during the year ended December 31, 2002 was $7,850. There was no expense recorded during the year ended December 31, 2001.

Note 13:  Stock Option Plan

During the year ended December 31, 1995, the Bank granted officers and directors options for the purchase of 15,000 shares of stock at $10.60 per share, which approximated book value at December 31, 1994.  At the 1996 Annual Shareholders meeting, the shareholders voted to reduce the exercise price of these options to $3.00 per share.  Options became exercisable in five equal annual installments beginning January 1, 1996 and all unexercised options will expire December 31, 2005.  Furthermore, at the 1996 Annual Shareholders meeting, an additional 30,000 shares were set aside for the 1996 Option Plan.  Options granted under the 1996 Option Plan became exercisable in five equal annual installments beginning January 1, 1997 and all unexercised options will expire December 31, 2006.  The options are not issued pursuant to a qualified option plan under the Internal Revenue Code.  All of the options under the 1996 Option Plan have been issued to officers and directors.

At the 1998 Annual Shareholders meeting, an additional 141,000 shares were authorized.  Of these 141,000 shares, options for 91,000 shares were available for grant to officers and options for the remaining 50,000 shares were available for grant to the directors.  Options granted to officers under the 1998 Option Plan will become exercisable in five equal annual installments beginning January 1 of the year the option is granted and all unexercised options will expire December 31, 2008.  Options granted to directors under the 1998 Option Plan will become exercisable on the date of grant and all unexercised options will expire on December 31, 2008.  At the 2000 Annual Shareholders meeting, the 1998 Option Plan was amended to increase the number of options authorized under the 1998 Option Plan from 141,000 to 231,000.  Of these options, 181,000 shares were available for grant to officers and the remaining options for 50,000 shares were available for grant to the directors.  During the years ended December 31, 2002, December 31, 2001 and December 30, 2000, the Board of Directors declared and paid a five percent stock dividend.  The five percent stock dividend increased the total number of shares set aside for the 1998 Option Plan to 256,782.  A total of 165,923 of the options under the 1998 Option Plan have been issued to officers and directors as of December 31, 2002.

The following table, with the prior years’ shares outstanding and weighted average exercise price adjusted for the five percent stock dividend, summarizes the status of and changes in the Company’s stock option plan during the past two years:

	Shares	Weighted Average Exercise Price

Outstanding Options at January 1, 2001	171,554	$3.85

Options granted during 2001	24,350	$4.21

Options expired during 2001	(440)	$4.14

Outstanding Options at December 31, 2001	195,464	$3.88

Options granted during 2002	22,500	$6.24

Options exercised during 2002	(16,423)	$3.96

Outstanding Options at December 31, 2002	201,541	$4.14

Exercisable at December 31, 2002	162,022

SFAS No. 123, “Accounting for Stock-Based Compensation”, requires the Bank to make certain disclosures as if the fair value method of accounting had been applied to the Bank’s stock option grants made subsequent to 1994.  Accordingly, the Bank estimated the grant date fair value of each option awarded in fiscal 2002 using the Black-Scholes Option-Pricing model with the following relevant assumptions: risk-free interest rate of 4.83 to 5.35% and expected life of 10 years.  The assumption for expected volatility was 0.2032.  Had 2002 compensation cost been determined including the weighted-average estimate of fair value of options vested of $1.39, the Bank’s net income would be reduced to proforma amount of $1,024,025.  Proforma earnings, basic and diluted, per share would have been $0.49 and $0.48, respectively,  in fiscal year 2002. Accordingly, the Bank estimated the grant date fair value of each option awarded in fiscal 2001 using the Black-Scholes Option-Pricing model with the following relevant assumptions: risk-free interest rate of 5.19 to 5.48% and expected life of 10 years.  The assumption for expected volatility was 0.4446.  Had 2001 compensation cost been determined including the weighted-average estimate of fair value of options vested of $2.30, the Bank’s net income would be reduced to proforma amount of $830,889.  Proforma earnings, basic and diluted, per share would have been $0.42 and $0.41, respectively,  in fiscal year 2001.

Note 14:                 Retained Earnings

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary actions by the regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

The Bank is required to maintain sufficient liquidity to ensure its safe and sound operation.  The OTS considers both an institution’s liquidity ratio as well as safety and soundness issues in assessing whether an institution  has sufficient liquidity.  The Bank has ample liquidity to meet its outstanding loan commitments.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) and risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).  As of December 31, 2002, the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2002, the most recent notification from the Office of Thrift Supervision categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action.  To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank’s category (see Note 21).  The Bank’s actual capital amounts and ratios are also presented in the table.

December 31, 2002:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	%	Amount	%	Amount	%

Tangible(1)	$14,963,526	8.3%	$2,696,133	1.5%	N/A	N/A

Core(1)	14,963,526	8.3%	7,189,689	4.0%	10,784,533	6.0%

Tier 1 Capital(2)	14,963,526	13.1%	N/A	N/A	5,737,903	5.0%

Risk-weighted(2)	$15,943,358	13.9%	$9,180,646	8.0%	$11,475,807	10.0%

December 31, 2001:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	%	Amount	%	Amount	%

Tangible(1)	$14,188,189	9.2%	$2,314,034	1.5%	N/A	N/A

Core(1)	14,188,189	9.2%	6,170,757	4.0%	9,256,136	6.0%

Tier 1 Capital(2)	14,188,189	9.2%	N/A	N/A	4,686,106	5.0%

Risk-weighted(2)	$15,089,958	16.1%	$7,497,770	8.0%	$9,372,213	10.0%

(1)  To adjusted total assets.

(2)  To risk weighted.

OTS regulations limit the payment of dividends and other capital distributions by the Bank.  Generally, no  application or notice to the OTS is required for the Bank to pay dividends that do not exceed, when combined with all other distributions made during the calendar year, an amount equal to its net income year-to-date plus retained net income for the preceding two years, provided that (I) the Bank would remain at least adequately capitalized following the capital distribution, (ii) the capital distribution does not raise safety or soundness concerns, and (iii) the capital distribution does not violate a prohibition in any statute, regulation, agreement between the Bank and the OTS or a condition imposed on the Bank by the OTS.

Note 15:                Commitments

The Bank leases certain offices under an operating lease agreement.  Rental expense for the years ended December 31, 2002 and 2001 was $451,471 and $312,573, respectively.  Scheduled minimum rental payments under the operating lease agreement for succeeding years are as follows:

2003	$516,365

2004	527,473

2005	533,778

2006	530,831

2007	330,589

thereafter	673,146

Note 16:                Retirement Plan

The Bank has a defined contribution retirement plan.  All employees are eligible for plan benefits and become fully vested after 5 years of service.  Contributions are made according to each employee’s compensation.  No minimum annual contribution by the Bank is required.  The Bank made contributions of $19,699 in 2002 and $14,208 in 2001.

Note 17:                Related Party Transactions

Directors and officers of the Bank are permitted to borrow from the Bank to the extent permitted by applicable law and the regulations.  The following table shows the activity during the years ended December 31, 2001 and 2002:

Balance at January 1, 2001	$2,830,078

Loans made during 2001	—

Repayments during 2001	519,517

Balance at December 31, 2001	2,310,561

Loans made during 2002	—

Repayments during 2002	534,301

Balance at December 31, 2002	$1,776,260

Note 18:                Disclosures About The Fair Value of Financial Instruments

Fair value information which pertains to the Bank’s financial instruments is based on the requirements set forth in SFAS No. 107 and does not purport to represent the aggregate net fair value of the Bank.  Much of the information used to determine fair value is highly subjective and judgmental in nature and, therefore, the results may not be precise.  The subjective factors include, among other things, estimates of cash flows, risk characteristics, credit quality and interest rates, all of which are subject to change.  Since the fair value is estimated as of the balance sheet date, the amount which will actually be realized or paid upon settlement or maturity could be significantly different.

The fair value of financial instruments is summarized as follows:

	December 31, 2002		December 31, 2001
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value

Financial Assets:

Cash and cash equivalents	$22,809,509	$22,809,509	$15,291,936	$15,291,936

Investment securities, available for sale	17,752,901	17,752,901	17,227,287	17,227,287

Investment securities, held to maturity	1,242,036	1,259,041	5,387,569	5,402,034

Loans receivable, net	109,270,991	113,388,619	97,286,030	100,575,694

Loans held for sale	19,962,092	20,296,999	12,524,227	12,768,724

Federal Home Loan Bank stock	1,903,800	1,903,800	1,604,500	1,604,500

Financial Liabilities:

Deposits	125,476,021	126,992,122	104,353,094	105,375,556

Advances from the Federal Home Loan Bank	33,075,000	36,151,000	29,090,000	28,018,000

Other borrowings	—	—	—	—

Commitments	—	2,560,000	—	5,606,516

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents - For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value due to the short maturity of these instruments.

Investment securities - Fair values for these securities are based on bid quotations from securities dealers.

Loans receivable and loans held for sale - Loans were discounted using a single discount rate, comparing the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, except for adjustable rate mortgages which were considered to be at market rates.  These rates were used for each aggregated category of loans as reported on the Office of Thrift Supervision Quarterly Report.

Federal Home Loan Bank Stock - The carrying amount is a reasonable estimate of fair value.

Deposits - The fair value of demand deposits, savings accounts and money market accounts is equal to the amount payable on demand at the reporting date.  The fair value of fixed-maturity certificates of deposit is based on the discounted value of contractual cash flows.  The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Advances from the Federal Home Loan Bank - The fair value of existing debt is based on published market rates for similar issues with similar terms and remaining maturities.

Other borrowings - The carrying amount is a reasonable estimate of fair value since these reprice daily.

Commitments - The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business, including loan commitments.  The fair value of commitments to originate loans is estimated at the commitment amount.

Note 19:                Segments

The  Bank’s reportable segments are strategic business units that offer complimentary products and services to the core business of banking.  The accounting policies of the segments are the same as those described in the summary of significant accounting policies.  Segment information follows:

	Bank	Mortgage banking	Eliminations	Consolidated totals

Interest and dividend income	$10,277,878	$801,236	$(706,308)	$10,372,806

Interest expense	5,293,955	706,308	(706,308)	5,293,955

Net interest income	4,983,923	94,928	—	5,078,851

Provision for loan losses	22,765	268,453	—	291,218

Net interest income after provision for loan losses	4,961,158	(173,525)	—	4,787,633

Other income	471,855	2,554,679	—	3,026,534

Non-interest expenses	4,289,369	1,837,000	—	6,126,369

Net income before income taxes	1,143,644	544,154	—	1,687,798

Provision for income taxes	438,448	210,152	—	648,600

Net income	$705,196	$334,002	$—	$1,039,198

Segment assets	$159,780,121	$19,962,092	$—	$179,742,213

Segment capital	14,347,816	643,698	—	14,991,514

Note 20:                Recent Accounting Pronouncements

In April 2002, FASB issued SFAS 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections”. This Statement requires, among other things, that gains and losses on the early extinguishment of debt be classified as extraordinary only if they meet the criteria for extraordinary treatment set forth in Accounting Principles Board Opinion No. 30. The provisions of this Statement related to classification of gains and losses on the early extinguishment of debt are effective for fiscal years beginning after May 15, 2002. The adoption of SFAS No. 145 will not have a material impact on the consolidated financial statements.

In June 2002, FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”.  This Statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management’s commitment to an exit plan, which is generally before an actual liability has been incurred. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002.

In October 2002, FASB issued SFAS No. 147, “Acquisitions of Certain Financial Institutions” an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9. The provision of this Statement requires long-term customer-relationship intangible assets of financial institutions such as depositor - and borrower - relationship intangible assets and credit cardholder intangible assets to be subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used.

In November, 2002, FASB issued Interpretation No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” an Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. The Interpretation also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The provisions for this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002.

In December 2002, FASB issued SFAS No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure.” This Statement amends SFAS No. 123 “Accounting for Stock-Based Compensation” to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Finally, SFAS No. 148 amends APB Opinion No. 28, “Interim Financial Reporting” to require disclosure about those effects in interim financial information.

These statements will not have a material impact on the consolidated financial statements.

Note 21:                Subsequent Event

The Bank’s shareholders approved a reorganization into a holding company structure at a meeting held on March 17, 2003.  As a result of the reorganization, stockholders of the bank are now stockholders of American Bank Holdings, Inc.  Each outstanding share of American Bank common stock (other than dissenting shares) has been converted into one share of the holding company’s common stock.

Shareholders holding approximately 30% of American Bank’s common stock have indicated their intent to exercise dissenters’ rights of appraisal.  Upon completion of the transaction, the Bank’s capital could be materially decreased if all of the dissenting shareholders exercise their rights, however, management believes the Bank will still be considered “well capitalized” under regulatory definitions.

Item 8.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

PART III

Item 9.   Directors, Executive Officers, Promoters and Control Persons; Compliance With Section 16(a) of the Exchange Act

Directors

The following table sets forth the names of the Board of Directors’ nominees for election as directors and the current directors of the Bank whose offices continue beyond the annual meeting.  Also set forth is certain other information with respect to each such person’s age at December 31, 2002, the periods during which such person has served as a director of the Bank and the positions currently held by such person with the Bank.

		Director Since	Current Term Expiration	Positions Held With the Bank
Directors	Age

William B. Blanken	64	1993	2005	Director
Stuart A. Kaufman	66	1983	2005	Director
Phillip C. Bowman	55	1994	2004	Director, President, CEO
Bruce S. Cook	56	1998	2003	Director
Howard J. Postal	58	1997	2003	Director
Richard A. Schuman	66	1993	2004	Chairman
Douglas M. Bregman	53	2002	2003	Director
George A. Kramer	68	2002	2003	Director

William B. Blanken           has been a Director of the Bank since August 1993, and is a local builder and realtor and is the President and owner of Andrew Hilliard LLC, a general contractor.  He is also the Managing Partner for Washington Vending Services, LLC, a position he has held since 1999.

Phillip C. Bowman has been a Director and the President and Chief Executive Officer of the Bank since August 1994.  Prior to August 1994, Mr. Bowman was the Chief Operating Officer/Senior Asset Manager for Potomac Realty Advisors, Inc.

Douglas M. Bregman has been a Director of the Bank since April 2002 and is Senior Partner in the law firm of Bregman, Berbert, Schwartz & Gilday, LLC.

Bruce S. Cook has been a Director of the Bank since October 1998, and is the founder of Site Realty Group, a full service commercial real estate firm providing brokerage, management and construction services to government, institutional, public and private clients.

Stuart A. Kaufman has been a Director of the Bank since its inception in 1983, and is the owner of Katz Supermarket.

George A. Kramer has been a Director of the Bank since April 2002 and has had a successful career as an attorney and arbitrator as well as spending time in the general business sector.

Howard J. Postal has been a Director of the Bank since April 1997, and is a Certified Public Accountant and the Managing Partner of Santos, Postal & Co.

Richard A. Schuman has been a Director of the Bank since August 1993, and has been the Chairman of the Board of Directors since April 1994.  From 1976-1983, Mr. Schuman was the Senior Vice President/Chief Executive Officer of Peoples Drug Store, a New York Stock Exchange company headquartered in Washington, D.C.  In 1983, Mr. Schuman became President of Area Developer Services, Inc., a company that sells and services MotoPhoto, Inc. franchises in Maryland, Virginia and Washington, D.C.  In addition, Mr. Schuman is Chairman of RAS Investments, Inc. which operates five MotoPhoto stores in the Greater Washington area.  In June 2000, Mr. Schuman became President and Chief Executive Officer of Your Office USA, an executive office suite franchise.

Officers Who Are Not Directors

The following information is supplied with respect to executive officers of the Bank who do not serve on the Board of Directors of the Bank.

Name	Age	Position
David H. Bowman	44	Senior Vice President of Lending
Robert N. Kemp, Jr.	52	Senior Vice President
John M. Wright	36	Senior Vice President and Chief Financial Officer

David H. Bowman has been Senior Vice President of Lending since 1999.  Prior to that Mr. Bowman was a division head of real estate at Citizens Savings Bank.  David Bowman is the brother of Phillip C. Bowman, the Bank’s President and Chief Executive Officer.

Robert N. Kemp, Jr. has been a Senior Vice President of the Bank since 1998, focusing on residential and mortgage lending.  Prior to that, Mr. Kemp was a mortgage and real estate lending officer with First Savings Mortgage Corp., and the chief lending officer of First Commonwealth Savings Bank.

John M. Wright has been Senior Vice President of the Bank since 1999.  From November 1997 to December 1999, Mr. Wright was Chief Financial Officer of the Bank.  In December 1999 Mr. Wright was promoted to Senior Vice President.  Prior to joining the Bank, Mr. Wright was Vice President and Controller of Citizens Savings Bank, Silver Spring, Maryland.

Item 10. Executive Compensation

Compensation of Directors and Executive Officers

Directors

Directors that are not employees of the Bank receive a fee of $500 per board meeting attended, except that the Chairman of the Board receives a fee of $600 per board meeting attended.  In addition, the directors receive a fee of $400 per committee meeting attended, except that the Chairman of the Board receives a fee of $500 per committee meeting attended.  During fiscal 2002, the Bank also paid a $6,000 bonus to each director.

Under the 1998 Stock Option Plan, each non-employee director was granted an option to purchase 3,000 shares of American Bank Common Stock at $4.75 per share, the market price on the date of grant, June 15, 2001.   On the anniversary of June 15, each non-employee director was granted an option to purchase 1,000 shares of American Bank Common Stock at market price on the date of grant.

Executive Officers

Summary Compensation.  The following table sets forth information concerning compensation in excess of $100,000 for services rendered in all capacities to the Bank by the Bank’s President and Chief Executive Officer and each of the named executive officers for the three years ended December 31, 2002, 2001 and 2000.

Summary Compensation Table

							Long-Term Compensation
	Annual Compensation						Awards		Payouts
Name and	Year	Salary		Bonus	Other Annual Compensation		Restricted Stock Awards	Securities Underlying Options (#)	LTIP Payouts	All Other Compensation
Principal Positions
Phillip C. Bowman	2002	$175,000		32,250	6,360	(a)		4,000
President and Chief	2001	163,355		32,000	6,360	(a)	—	5,000
Executive Officer	2000	160,000		32,000	3,600	(a)	—	5,000

David Bowman	2002	$116,190		22,700	4,200	(b)	—	2,000
Senior Vice President-	2001	113,500		21,800	4,200	(b)	—	2,000
Lending	2000	109,000		19,250	4,200	(b)	—	3,500

Robert N. Kemp, Jr.	2002	$332,876	(c)	—	6,000	(b)	—	3,000
Senior Vice	2001	220,080	(c)	—	6,000	(b)	—	1,500
President-Mortgage	2000	190,354	(c)	—	6,000	(b)	—	—

John M. Wright
Senior Vice President	2002	$89,168		16,400	5,400	(b)	—	2,500
and Chief Financial	2001	73,000		14,600	5,400	(b)	—	2,500
Officer	2000	68,000		13,700	5,400	(b)	—	2,500

(a)          Auto allowance and country club dues

(b)         Auto allowance

(c)          Includes $120,000 base salary plus commissions received on mortgage originations

Option Grants.  The following table sets forth information concerning grants of stock options to the President and Chief Executive Officer and each of the named executive officers of the Bank during the fiscal year ended December 31, 2002.  All options were granted at the fair market value on the date of grant.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date

Name
Phillip C. Bowman	4,000	22.9%	6.20	2012
David H. Bowman	2,000	11.4%	6.20	2012
Robert N. Kemp, Jr.	3,000	17.1%	6.20	2012
John M. Wright	2,500	14.3%	6.20	2012

During fiscal 2002, the Bank did not adjust or amend the exercise price of its options.  [In addition, no person exercised any options during fiscal 2002].  The following table sets forth the 2002 fiscal year-end value of unexercised options on an aggregated basis for the President and Chief Executive Officer and each of the named executive officers of the Bank.

Fiscal Year End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Phillip C. Bowman	—	—	41,341	8,407	130,954	16,228
David H. Bowman	—	—	6,228	7,622	16,735	17,033
Robert N. Kemp, Jr.	—	—	4,303	6,137	11,259	10,810
John M. Wright	—	—	11,905	7,130	32,432	14,895

Employment Contracts. The Bank entered into an employment agreement with Phillip C. Bowman which originally expired on March 1, 2002, unless renewed for an additional two years by the Board.  The employment agreement with Mr. Bowman was renewed for two additional years effective March 1, 2002.  Pursuant to the terms of the employment agreement, Mr. Bowman receives a base salary of at least $160,000, plus bonus.  Mr. Bowman also is entitled to receive other Bank benefits and use of a Bank owned or leased automobile.  In the event that the Bank terminates Mr. Bowman’s employment without cause (as defined in the employment agreement) or Mr. Bowman terminates his employment for good reason (including failure to re-elect Mr. Bowman as a director, a significant change in his authorities, powers, functions, duties, reporting responsibilities, titles or offices or a change in control, as defined in the employment agreement), Mr. Bowman is entitled to terminate his employment with the Bank and to continue to receive regular salary payments for 30 months.  Under such circumstances, Mr. Bowman also would be entitled to continue to receive any existing coverage under health, life, disability, salary continuation and other such plans, programs or arrangements (or substantially similar coverage) at no cost to him for one year from the date of termination.  However, payments to Mr. Bowman will be limited to the maximum amount that can be paid without causing such payments to be treated as parachute payments under the Internal Revenue Code of 1986, as amended.

The Bank entered into an employment agreement with Robert N. Kemp on November 30, 1998 for an unspecified term.  Pursuant to the terms of the employment agreement, Mr. Kemp receives a base salary of $120,000 plus an amount equal to 30% of the profits of the mortgage banking division.  Mr. Kemp is entitled to vacation, health insurance, life insurance, if available, participation in the 401(k) plan and personal leave in accordance with the standard terms and conditions for American Bank employees and receives an automobile allowance of $500 per month.  Mr. Kemp is not eligible to participate in the Bank’s bonus plan.  Under the terms of the employment, agreement Mr. Kemp may resign from the Bank at any time, but may not employ any employee of the Bank for a period of one year from the date of resignation or termination of employment with the Bank and may not solicit mortgage company clients of the Bank for a period of six months.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of January 10, 2003 with respect to the beneficial ownership of the Common Stock by any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that the Bank knows to be the beneficial owner of more than five percent of the Bank’s Common Stock.  The table also includes ownership information of the Bank’s directors, nominees and named executive officers and by all of the Bank’s directors and executive officers as a group.

Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(a)		Percent of Class

Barrett R. Rochman Marilyn L. Rochman 31 Homewood Drive Carbondale, IL 62901	Common	199,270	(b)	9.56%

Jeffrey N. Hausfeld, MD PC 1 Le Havre Court Potomac, MD 10854	Common	199,767		9.56%

Warren Mackay 123 West 92nd Street Suite 2 New York, NY 10025-7577	Common	145,950	(c)	7.00%

William B. Blanken Director	Common	32,387	(d)	1.56%

David Bowman Senior Vice President	Common	11,516	(e)	*

Phillip C. Bowman President, Chief Executive Officer and Director	Common	57,556	(f)	2.76%

Douglas M. Bregman Director	Common	1,421		*

Bruce S. Cook Director	Common	31,790	(g)	1.49%

Stuart A. Kaufman Director	Common	27,334	(h)	1.27%

Robert N. Kemp, Jr. Senior Vice President	Common	4,303	(i)	*

George A. Kramer Director	Common	4,246		*

Howard J. Postal Director	Common	205,457	(j)	9.76%

Richard A. Schuman Chairman	Common	65,031	(k)	3.12%

John M. Wright Senior Vice President	Common	24,203l	(l)	1.16%

All directors and executive officers as a group (11 people)	Common	463,254		22.47%

*       Less than one percent

(a)                Based on the stock records of the Bank and information provided by the respective beneficial owners, unless otherwise indicated.  Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the “beneficial owner” of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days pursuant to options, warrants, rights, conversion privileges or similar obligations. Unless otherwise indicated, shares beneficially owned are held with sole voting and dispositive power.

(b)               Includes 3,253 shares owned by Mr. Rochman and 196,017 shares owned by Mr. Rochman’s wife, Marilyn Rochman over which Mr. Rochman has voting power pursuant to a proxy dated July 31, 2001.

(c)                Owned jointly by Homestead Partners LP and Arles Advisors Inc. with whom Mr. Mackay has shared voting and dispositive power.

(d)               Mr. Blanken owns 867 shares jointly with his wife, and Mr. Blanken is President of Tri-M Construction, Inc. which owns 18,413 shares in its Employee Profit Sharing Trust.  Also includes 13,107 shares issuable within 60 days of January 10, 2003 pursuant to vested options.

(e)                Includes 6,228 shares issuable within 60 days of January 10, 2003 pursuant to vested options.

(f)                  Includes 41,341 shares issuable within 60 days of January 10, 2003 pursuant to vested options.

(g)               Includes 4,309 shares issuable within 60 days of January 10, 2003 pursuant to vested options.

(h)               These shares are owned jointly by Mr. Kaufman and his wife. Also includes 13,107 shares issuable to Mr. Kaufman within 60 days of January 10, 2003 pursuant to vested options.

(i)                   Includes 4,303 shares issuable within 60 days of January 10, 2003 pursuant to vested options.

(j)                   Includes 9,634 shares issuable within 60 days of January 10, 2003 pursuant to vested options.

(k)                Includes 8,614 shares owned by Mr. Schuman’s wife and 27,692 shares issuable within 60 days of January 10, 2003 pursuant to vested options.

(l)                   Includes 11,905 shares issuable within 60 days of January 10, 2003 pursuant to vested options.

Item 12. Certain Relationships and Related Transactions

Directors, officers and employees of the Bank are permitted to borrow from the Bank to the extent permitted by applicable law and regulations.  Loans are made at market rate, except that officers and employees receive a 1% discount on the interest rate of a loan for as long they remain employed by the Bank; if they cease to be employed by the Bank, the interest on their current loans automatically will increase by 1%.  Loans exceeding $60,000 to directors and officers of the Bank are reported herein.  Currently, Richard Schuman, the Chairman of the Board of the Bank, and his son, Andrew Schuman, have market rate loans outstanding from the Bank in the original amounts of $425,000 and $7,978, respectively.  Bruce Cook, a director of the Bank, is a limited partner in the 2820 Limited Partnership, which received a $1.3 million market rate loan from the Bank prior to Mr. Cook joining the Board of Directors of the Bank.  Howard Postal, a director of the Bank, is a member of the Manassas 101 LLC which received a $250,000 market rate loan from the Bank in September 1998.  Mr. Postal refinanced the loan at the current market rate on November 8, 2001.  Mr. Postal is also a member of MV Petroleum LLC which received an $850,000 market rate loan from the Bank in March 1999.

Item 13. Exhibits, List and Reports on Form 8-K

(a)           The following exhibits are either filed as part of this report or are incorporated herein by reference.

2.1                                 Plan of Merger and Reorganization by and among American Bank, American Interim Bank and American Bank Holdings, Inc. dated January 6, 2003.

3.1                                 Amended and Restated Charter of American Bank (incorporated herein by reference from Exhibit 3.1 to the Bank’s Annual Report on Form 10-KSB, filed with the Office of Thrift Supervision on March 29, 2001).

3.2                                 Amended and Restated Bylaws of American Bank (incorporated herein by reference from Exhibit 3.2 to the Bank’s Annual Report on Form 10-KSB, filed with the Office of Thrift Supervision on March 29, 2000).

10.1                           Amended Employment Agreement, dated as of May 16, 2000, by and between American Bank and Phillip C. Bowman (incorporated herein by reference from Exhibit 10.1 to the Bank’s Annual Report on Form 10-

KSB, filed with the Office of Thrift Supervision on March 29, 2001).

10.2                           1997 Stock Option Plan (incorporated herein by reference from Exhibit 10.2 to the Bank’s Annual Report on Form 10-KSB, filed with the Office of Thrift Supervision on March 29, 2000).

10.3                           Amended 1998 Stock Option Plan (incorporated herein by reference from Exhibit 10.3 to the Bank’s Annual Report on Form 10-KSB, filed with the Office of Thrift Supervision on March 29, 2001).

21                                    Subsidiary of American Bank (incorporated herein by reference from Exhibit 21 to the Offering Circular on Form OC, filed with the Office of Thrift Supervision on April 13, 1998).

(b)           Reports on Form 8-K.  None.

Item 14. Controls and Procedures

(a)           The Bank’s management, including the Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the design and operation of the Bank’s disclosure controls and procedures (as defined in Rules 13a-14(c) and 15d-14(c) under the Securities Exchange Act of 1934, as amended) (the “Exchange Act”) as of a date (the “Evaluation Date”) within 90 days prior to the filing date of this report. Based upon that evaluation, the Bank’s management, including the Chief Executive Officer and Chief Financial Officer concluded that, as of the Evaluation Date, the Bank’s disclosure controls and procedures were effective in timely alerting them to any material information relating to the Bank and its subsidiaries required to be included in the Bank’s filings.

(b)           There were no significant changes made in the Bank’s internal controls or in other factors that could significantly affect these internal controls subsequent to the date of the evaluation performed by the Bank’s Chief Executive Officer and Chief Financial Officer.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN BANK
(Registrant)
Date:	March 28, 2003
/s/ Phillip C. Bowman
Phillip C. Bowman
President, Chief Executive Officer and Director

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on March 28, 2003.

/s/ Phillip C. Bowman
Phillip C. Bowman
President, Chief Executive Officer and Director
(principal executive officer)

/s/ John M. Wright
John M. Wright
Sr. Vice President and Chief Financial Officer
(principal financial and accounting officer)

/s/ Richard A. Schuman
Richard A. Schuman
Chairman of the Board of Directors

/s/ William B. Blanken
William B. Blanken
Director

/s/ Douglas M. Bregman
Douglas M. Bregman
Director

/s/ Bruce S. Cook
Bruce S. Cook
Director

/s/ Stuart A. Kaufman
Stuart A. Kaufman
Director

/s/ George A. Kramer
George A. Kramer
Director

/s/ Howard J. Postal
Howard J. Postal
Director

CERTIFICATIONS

I, Phillip C. Bowman, certify that:

1.  I have reviewed this annual report on Form 10-KSB of American Bank

2.  Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.  Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annualreport;

4.  The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)  Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)  Evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) Presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.  The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)  All significant deficiencies in the design or operations of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.  The registrant’s other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:  March 28, 2003

By:	/s/ Phillip C. Bowman
Phillip C. Bowman
President and Chief Executive Officer

I, John M. Wright, certify that:

1.  I have reviewed this annual report on Form 10-KSB of American Bank.

2.  Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.  Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.  The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)  Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)  Evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) Presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.  The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)  All significant deficiencies in the design or operations of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.  The registrant’s other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:  March 28, 2003

By:	/s/ John M. Wright
John M. Wright
Senior Vice President and Chief Financial Officer

Exhibit Index

2.1                                 Plan of Merger and Reorganization by and among American Bank, American Interim Bank and American Bank Holdings, Inc. dated January 6, 2003.

3.1                                 Amended and Restated Charter of American Bank (incorporated herein by reference from Exhibit 3.1 to the Bank’s Annual Report on Form 10-KSB, filed with the Office of Thrift Supervision on March 29, 2001).

3.2                                 Amended and Restated Bylaws of American Bank (incorporated herein by reference from Exhibit 3.2 to the Bank’s Annual Report on Form 10-KSB, filed with the Office of Thrift Supervision on March 29, 2000).

10.1                           Amended Employment Agreement, dated as of May 16, 2000 by and between American Bank and Phillip C. Bowman (incorporated herein by reference from Exhibit 10.1 to the Bank’s Annual Report on Form 10-KSB, filed with the Office of Thrift Supervision on March 29, 2001).

10.2                           1997 Stock Option Plan (incorporated herein by reference from Exhibit 10.2 to the Bank’s Annual Report on Form 10-KSB, filed with the Office of Thrift Supervision on March 29, 2000).

10.3                           Amended 1998 Stock Option Plan (incorporated herein by reference from Exhibit 10.3 to the Bank’s Annual Report on Form 10-KSB, filed with the Office of Thrift Supervision on March 29, 2001).

21                                    Subsidiary of American Bank (incorporated herein by reference from Exhibit 21 to the Offering Circular on Form OC, filed with the Office of Thrift Supervision on April 13, 1998).

Exhibit 2.1

PLAN OF MERGER AND REORGANIZATION

by and among

AMERICAN BANK,

AMERICAN INTERIM BANK,

and

AMERICAN BANK HOLDINGS, INC.

PLAN OF MERGER AND REORGANIZATION

This PLAN OF MERGER AND REORGANIZATION (this “Plan”), dated as of January 6, 2003, is entered into by and among AMERICAN BANK, a savings association organized under the laws of the United States of America (the “Bank”), and, upon organization, AMERICAN INTERIM BANK, an interim savings bank organized under the laws of the United States of America for the sole purpose of consummating the transactions provided for herein (the “Interim Bank”), and, upon organization, AMERICAN BANK HOLDINGS, INC., a corporation organized under the laws of the state of Delaware (“Holdings”).

WHEREAS, the Bank is a savings association duly organized and validly existing under Section 5 of the Home Owner’s Loan Act (“HOLA”), with its principal office and place of business at 12211 Plum Orchard Drive, Silver Spring, Maryland, with an authorized capital stock consisting of (i) 10,000,000 shares of common stock, par value $1.00 per share, of which 2,084,354 shares were issued and outstanding as of the date hereof and (ii) 10,000,000 shares of preferred stock, par value $1.00 per share, of which no shares were issued and outstanding as of the date hereof.

WHEREAS, the Interim Bank will be chartered as an interim savings bank duly organized and validly existing under Section 5 of HOLA, with its principal office at the same address as that of Bank, with an authorized capital stock consisting of 1,000 shares of common stock, par value $1.00 per share, up to 500 shares of which will be issued prior to the consummation of the transactions described herein to be held by Holdings (except for any shares that may be required to be held by the directors of the Interim Bank as directors’ qualifying shares); and

WHEREAS, Holdings is a corporation organized under the laws of Delaware, with its principal office at the same address as that of Bank, and having an authorized capital stock consisting of 10,000,000 shares of common stock, par value $.001 per share and 10,000,0000 shares of preferred stock, par value $.001 per share.

WHEREAS, the Bank, the Interim Bank and Holdings desire to establish a savings and loan Holdings company structure and the Boards of Directors of the Bank, the Interim Bank and Holdings each have agreed, respectively, to a merger of the Interim Bank with and into the Bank (the “Merger”) and the issuance of Holdings Common Shares, as hereinafter defined, as consideration for value received by Holdings in the Merger in the form of capital stock of the Continuing Bank, as hereafter defined;

NOW, THEREFORE, in consideration of the mutual agreements herein and other valuable consideration, the Bank, the Interim Bank and Holdings hereby make this Plan and prescribe the terms and conditions of the Merger and the mode of carrying it into effect, including the rights and obligations of the parties in connection therewith, as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions.  The following terms, as used herein, have the following respective meanings:

1

“Bank” means American Bank prior to the Effective Date and the Continuing Bank on and after the Effective Date.

“Bank Common Shares” means the shares of common stock of the Bank, par value $1.00 per share.

“Continuing Bank” means American Bank, the surviving bank in the Merger, on and after the Effective Date.

“Dissenting Shares” shall have the meaning set forth in Section 6.01.

“Effective Date” shall have the meaning set forth in Section 4.02.

“HOLA” means the Home Owners’ Loan Act of 1933, as amended to date.

“Holdings” means American Bank Holdings, Inc., a corporation organized under the laws of the State of Delaware.

“Holdings Common Shares” means the shares of common stock of Holdings, par value $.001 per share.

“Holdings Preferred Shares” means the Preferred Shares.

“Interim Bank” means American Interim Bank, an interim savings bank to be organized under HOLA for the sole purpose of consummating the transactions provided for herein.

“Merger” shall have the meaning set forth in the Recitals hereto.

“OTS” means the Office of Thrift Supervision.

“Prospectus” shall have the meaning set forth in Section 3.04(b).

“Proxy Statement” shall have the meaning set forth in Section 3.04(a).

ARTICLE II

THE MERGER

Section 2.01.  Merger.  On the Effective Date, the Interim Bank shall merge with and into the Bank, and the Bank shall be the surviving entity and receive into itself the Interim Bank pursuant to the provisions of, and with the effects provided in Section 552.13 of the OTS regulations (12 CFR 552.13).

Section 2.02.  Conversion.  Upon the Effective Date:

(a)  Each Bank Common Share issued and outstanding immediately prior to the Effective Date shall, without any further action on the part of the Bank, Holdings, or any other person, constitute and be converted into and there shall be allocated to the record holder thereof a Holdings Common Share.

(i)            Such conversion and allocation shall not in any way preclude or prevent any holder of Bank Common Shares from exercising his or her statutory right to dissent from the Merger and to receive from the Continuing Bank payment of the value of his or her Bank Common Shares and such other rights and benefits as are provided by law.

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(ii)           On the Effective Date, each outstanding certificate, which theretofore had represented Bank Common Shares, shall henceforward be deemed for all corporate purposes as evidence of the ownership of an equal number of Holdings Common Shares into which the Bank Common Shares have been so converted.

(b)  Each share of common stock of the Interim Bank issued and outstanding on the Effective Date shall without any further action on the part of the Bank, the Interim Bank, Holdings, or any other person constitute and be converted into and there shall be allocated to Holdings the same number and type of shares of common stock of the Continuing Bank as Interim Bank had issued and outstanding immediately prior to the Effective Date.

Section 2.03.  Certificates After the Effective Date.  At any time after the Effective Date, any holder of one or more of the certificates that prior to the Effective Date had represented Bank Common Shares may surrender such certificate or certificates in proper form to Holdings or to its transfer agent and receive in exchange therefor a certificate bearing the name and representing an identical number of Holdings Common Shares.

Section 2.04.  Stock Options.  On the Effective Date, each outstanding option to purchase Bank Common Shares under the Bank’s stock option plans will be assumed by Holdings.  Each such option will be exercisable in accordance with its existing terms for the same number of Holdings Common Shares as the number of Bank Common Shares subject to such option.  Holdings and the Bank shall make appropriate amendments to the existing stock option plans to reflect the adoption of those plans as the stock option plans of Holdings without adverse effect upon the options outstanding under the existing stock option plans.

Section 2.05.  Effects of the Merger.  Upon the Effective Date:

(a)  The name of the Continuing Bank shall be “American Bank.”

(b)  The charter of the Bank immediately prior to the Effective Date shall be the charter of the Continuing Bank, except as provided in paragraph 2.05(c) below.  The by-laws of the Continuing Bank shall be the by-laws of the Bank immediately prior to the Effective Date.

(c)  The authorized capital stock of the Continuing Bank initially shall be identical to the authorized capital stock of the Interim Bank immediately prior to the Effective Date.  The Continuing Bank shall have outstanding those numbers of shares of common stock and shares of preferred stock as are equivalent to the numbers of Interim Bank common shares, and Interim Bank preferred shares outstanding immediately prior to the Effective Date.

(d)  The main office, principal place of business, officers and other personnel of the Continuing Bank shall be the same as the main office, principal place of business, officers and other personnel of the Bank immediately prior to the Effective Date.

(e)  The Continuing Bank shall thenceforth enjoy all the rights, privileges and franchises and shall be subject to all the restrictions, obligations and duties of the Bank and the Interim Bank, except for the alterations provided herein.

(f)  Each and all of the property, shares, rights, franchises, powers and privileges of the Bank and the Interim Bank shall become the property of the Continuing Bank, and the Continuing Bank shall have, as regards such property, shares, rights, franchises, powers and privileges, the same rights as the Interim Bank and the Bank each possessed.

3

(g)  The Continuing Bank shall assume each and every obligation of the Bank and the Interim Bank and shall have all the obligations and shall be liable for all debts and the fulfillment of all contracts and obligations of the Bank and the Interim Bank, just as they were prior to the Effective Date.  Any reference to the Bank or the Interim Bank in any contract, will or document, whether executed or taking effect before or after the Merger, shall be considered a reference to the Continuing Bank if not inconsistent with the other provision of the contract, will or document.  The stockholders of the Bank and the Interim Bank shall continue to be subject to the same obligations, claims and demands as existed against them, if any, on or before the Effective Date.

(h)  All suits, actions or other proceedings pending in any court on the Effective Date shall continue to their termination just as if the Merger had not taken place.

(i)  The initial directors of the Continuing Bank shall consist of the directors of the Bank immediately prior to the Effective Date (the names and addresses of the eight current directors of the Bank as of the date hereof are listed in Appendix I attached hereto), which directors shall hold office in the Continuing Bank, unless sooner removed or disqualified, until the end of their terms to which they have been elected at the Bank, as set forth in Appendix I and until their successors are elected or are appointed in accordance with the by-laws of the Continuing Bank and have qualified.

(j)  All deposit accounts of the Bank immediately prior to the Effective Date shall be and will remain deposits in the Continuing Bank without change in their respective terms, interest rates, maturities, minimum required balances or withdrawal rates.  At the Effective Date, the Continuing Bank will continue to issue deposit accounts on the same basis as the Bank immediately prior to the Effective Date.

ARTICLE III

UNDERTAKINGS

Section 3.01.  Bank Stockholder Approval.  The Bank undertakes to submit the Plan for consideration to its stockholders at a meeting called for this purpose pursuant to Section 552.13(h) of the OTS regulations (12 CFR 552.13(h)), or in any other manner permitted by law.  Without limiting the preceding sentence, the Bank agrees (unless such action is not required by law):

(a)  To send to the holders of issued and outstanding Bank Common Shares a written notice of such meeting not less than twenty nor more than fifty days prior to the date fixed for the meeting.  The notice shall specify the hour, date, place and purpose of the meeting at which this Plan will be considered.

(b)  To hold a vote of the stockholders at said meeting, in which each Bank Common Share shall entitle each holder thereof to one vote to be cast by the stockholder in person or by proxy.

(c)  To cause its secretary to certify under the seal of the Bank that (i) the Plan has been approved by the vote of the directors of the Bank and (ii) the Plan has been approved by the affirmative vote of fifty percent (50%) of the outstanding voting Bank Common Shares plus one affirmative vote.

(d)  To submit the Plan as certified pursuant to subsection (c) of this Section 3.01, with a certification under seal by the Secretary of Interim Bank as to the approval of the Plan by Holdings as sole stockholder of Interim Bank, to the OTS for its approval or disapproval.

4

Section 3.02.  Holdings Stockholder Approval.  The Bank will vote all of its shares of common stock of Holdings in favor of approval of the Plan acting by written consent.

Section 3.03.  Interim Bank Stockholder Approval.  Holdings will vote all of its shares of common stock of the Interim Bank in favor of the approval of the Plan acting by written consent.

Section 3.04.  Regulatory Approvals.  Each of the Bank, the Interim Bank and Holdings shall (i) proceed expeditiously and cooperate fully in determining which filings are required to be made prior to the Effective Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Date from, governmental or regulatory authorities, including the OTS (collectively, the “Regulatory Approvals”) in connection with the execution and delivery of the Plan and the consummation of the transactions contemplated hereby; and (ii) timely make all such filings and timely seek all Regulatory Approvals; and (iii) take all other action and do all things necessary or appropriate to consummate and make effective all transactions contemplated by this Plan as soon as possible.

Section 3.05.  Securities Law Matters.

(a)  The Bank undertakes to prepare and file promptly a proxy statement (the “Proxy Statement”) which complies with the requirements of the Securities Exchange Act of 1934, as amended, and the OTS regulations promulgated thereunder and which complies with all applicable federal and state law requirements for the purpose of submitting the Plan to its stockholders for approval.

(b)  Holdings and the Bank undertake to prepare a Prospectus (the “Prospectus”) related to the Holdings Common Shares and Holdings Preferred Shares which complies with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, which shall be distributed to the stockholders of the Bank.

(c)  Holdings and the Bank shall each provide promptly to the other such information concerning its business and financial condition, and affairs and prospects as may be required or appropriate for inclusion in the Prospectus or the Proxy Statement and shall cause their counsel and auditors to cooperate in the preparation of the Prospectus and the Proxy Statement.

(d)  The Bank undertakes to distribute the Proxy Statement and the Prospectus to its stockholders in accordance with applicable federal and state law requirements.

Section 3.06.  Other Undertakings.

(a)  If the requisite approval of this Plan is obtained at the meeting of the Bank’s stockholders referred to in Section 3.01, thereafter and until the Effective Date, the Bank shall issue certificates for Bank Common Shares, whether upon transfer or otherwise, only if such certificates bear a legend, the form of which shall be approved by the board of directors of the Bank, indicating that this Plan has been approved and that shares of stock evidenced by such certificates are subject to consummation of this Plan.

(b)  If at any time (whether before or after the Effective Date), the Bank or the Continuing Bank considers that any further assignment, conveyance or assurance in law is necessary or desirable to vest, perfect or confirm of record in the Continuing Bank the title to any property or rights of the Bank or the Interim Bank, or otherwise to carry out the provisions hereof, the Bank and the Interim Bank hereby undertake through their proper officers and directors to execute and deliver immediately any and all proper deed, assignment and assurance, and to do all things necessary or proper to vest, perfect or confirm title to such property or right in the Continuing Bank and otherwise to carry out the provisions hereof.

5

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01.  Conditions Precedent to the Merger.  The consummation of the Merger is subject to the satisfaction of the following conditions:

(a)  The affirmative vote of 50 percent (50%) of the outstanding voting Bank Common Shares plus one affirmative vote shall have been cast, in person or by proxy, in favor of this Plan at a meeting of the Bank’s stockholders called pursuant to Section 3.01.

(b)  All Regulatory Approvals (or waiver or exemption therefrom) and satisfaction of all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by the Plan shall have been obtained, and all statutory waiting periods shall have expired, without the imposition of any condition or requirements that would materially and adversely affect the operations or business prospects of Holdings or the Continuing Bank following the Effective Date so as to render inadvisable the consummation of such transaction, as provided by Section 5.01(c) hereof.

(c)  The Bank shall have received a ruling or rulings from the appropriate tax authorities or an opinion letter from tax counsel to the Bank, satisfactory to the Bank in form and substance, with respect to the United States income tax consequences of the Merger.

Section 4.02.  Effective Date.  The Bank, the Interim Bank and Holdings shall use their commercially reasonable best efforts to cause the Merger to become effective on a date as soon as practicable after each condition precedent listed in Section 4.01 shall have been satisfied.  The Merger shall become effective at the time this Plan is properly approved and filed in accordance with the OTS rules and regulations (the “Effective Date”).

ARTICLE V

TERMINATION AND DEFERRAL

Section 5.01.  Termination of the Merger.  Prior to the Effective Date, the Plan may be terminated at any time by written notice by either the Bank or the Interim Bank or Holdings to the other parties hereto that its board of directors is of the opinion that:

(a)  The number of Bank Common Shares that voted against approval of the Plan or the number with respect to which demand for payment of shares has been made is such that the consummation of the Merger is inadvisable, in the sole opinion of such board of directors.

(b)  Any action, suit, proceeding, or claim is commenced or threatened or any claim is made that could make consummation of the Merger, in the sole opinion of such board of directors, inadvisable;

(c)  It is likely that a Regulatory Approval, in the sole opinion of such board of directors, will not be obtained, or if obtained, has or will contain or impose a condition or requirement that would materially and adversely  affect the operations or business prospects of Holdings or the Continuing Bank following the Effective Date so as to render inadvisable the consummation of the Merger.

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(d)  Any other reason exists that makes consummation of the Merger in the sole opinion of such board of directors, inadvisable.

Upon such determination, the Plan shall be deemed void, and there shall be no liability hereunder or on account of such termination on the part of the Bank, the Interim Bank, Holdings, or the directors, officers, employees, agents or stockholders or any of them, except that in such event the Bank will pay the fees and expenses incurred by itself, the Interim Bank and Holdings in connection with the transactions contemplated herein.

Section 5.02.  Deferral of Effective Date.  Consummation of the Merger herein provided may be deferred by the board of directors of the Bank for a reasonable period of time if the Bank’s board of directors determines, in its sole discretion, that such deferral would be in the best interest of the Bank and the stockholders of the Bank.

ARTICLE VI

APPRAISAL RIGHTS

Section. 6.01.  Dissenters’ Rights.   Holders of Bank Common Stock who comply with section 552.14 of the OTS OTS regulations (12 CFR 552.14) shall be entitled to receive the fair or appraised value of the Bank Common Shares held by such stockholder, provided that:

(a)  Any Bank Common Shares held by a holder who has properly demanded appraisal of such holder’s shares and, as of the Effective Date, has neither effectively withdrawn nor lost such holder’s right to such appraisal (the “Dissenting Shares”) shall not be converted in the manner set forth in Section 2.02, but the holder thereof shall only be entitled to such rights as are granted by OTS regulations.

(b)  Notwithstanding the provisions of subparagraph (a) of this Section 6.01, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s right to appraisal, then, as of the Effective Date or the occurrence of such event, whichever later occurs, such Dissenting Shares shall automatically be converted as provided in Section 2.02.

ARTICLE VII

MISCELLANEOUS

Section 7.01.  Governing Law.  The Plan shall be governed by and construed in accordance with the laws of Maryland.

Section 7.02.  Amendment.  The Plan and the Appendix hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Board of Directors at any time before or after approval by the stockholders of the parties; provided, however that after such approval, no amendment, modification or waiver shall affect the consideration to be received by any party or their respective stockholders.  Any such amendment, modification or waiver must be by an instrument in writing and signed on behalf of each of the parties.

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IN WITNESS WHEREOF, the Bank, the Interim Bank and Holdings have caused this Plan to be executed in multiple copies, by their duly authorized officers, and have caused their corporate seals to be hereto affixed, as of the date first above written.

AMERICAN BANK

By:	/s/ Phillip C. Bowman
Name:	Phillip C. Bowman
Title:	President

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AMERICAN INTERIM BANK

By:	/s/ Phillip C. Bowman
Name:	Phillip C. Bowman
Title:	President
Executed as of March 20, 2003

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AMERICAN BANK HOLDINGS, INC.

By:	/s/ Phillip C. Bowman
Name:	Phillip C. Bowman
Title:	President
Executed as of January 6, 2003

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APPENDIX I

DIRECTORS OF THE BANK

Names and Addresses of Directors

William B. Blanken
12211 Plum Orchard Drive
Suite 300
Silver Spring, MD  20904

Phillip C. Bowman
12211 Plum Orchard Drive
Suite 300
Silver Spring, MD  20904

Douglas Bregman
12211 Plum Orchard Drive
Suite 300
Silver Spring, MD  20904

Bruce S. Cook
12211 Plum Orchard Drive
Suite 300
Silver Spring, MD  20904

William B. Kaufman
12211 Plum Orchard Drive
Suite 300
Silver Spring, MD  20904

George Kramer
12211 Plum Orchard Drive
Suite 300
Silver Spring, MD  20904

Howard J. Postal
12211 Plum Orchard Drive
Suite 300
Silver Spring, MD  20904

Richard C. Schuman
12211 Plum Orchard Drive
Suite 300
Silver Spring, MD  20904

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